SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Check the appropriate box:

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2004

TO THE STOCKHOLDERS OF

CADENCE DESIGN SYSTEMS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on June 15, 2004, at 1:00 p.m. Pacific time, at Cadence’s principal executive offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

1. To elect directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the amendment and restatement of the 1987 Stock Option Plan, which will be renamed the 1987 Stock Incentive Plan, to permit grants of restricted stock thereunder.

3. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan that will increase the number of shares of common stock reserved for issuance thereunder.

4. To ratify the selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending January 1, 2005.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      These items of business are more fully described in the proxy statement accompanying this notice.

      Cadence’s Board of Directors has fixed the close of business on April 23, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

San Jose, California

April 28, 2004

      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

CADENCE DESIGN SYSTEMS, INC.

2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on June 15, 2004, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to mail this proxy statement and accompanying proxy card on or about April 28, 2004 to all stockholders entitled to vote at the annual meeting.

      An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s management. The webcast will begin promptly at 1:00 p.m. and may be accessed on Cadence’s website for 30 days following the annual meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on April 23, 2004, referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had approximately 273,446,465 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.

      “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. The proposals to be voted upon at the annual meeting include both routine matters, such as the election of directors and the ratification of independent auditors, and non-routine matters, such as the approval of the proposals regarding the 1987 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan.

VOTE REQUIRED

      The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting.

      Each other item to be voted on at the annual meeting, including the amendment and restatement of the 1987 Stock Option Plan and the amendment to the Amended and Restated Employee Stock Purchase Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

      All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Mellon Investor Services LLC has been appointed as the inspector of elections for the annual meeting.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.

SOLICITATION

      Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet, or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Shareholder Communications, Inc., referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies for a fee of approximately $7,500, plus a reasonable amount to cover expenses, and has separately retained Georgeson to prepare a stockholder vote analysis of certain proposals. No additional compensation will be paid to directors, officers or other employees of Cadence or its subsidiaries for their services in soliciting proxies.

HOUSEHOLDING INFORMATION

      The Securities and Exchange Commission, referred to in this proxy statement as the SEC, has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s proxy materials unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s annual report and/or proxy statement by writing to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at 1-877-236-5972. Additionally, copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after electronically filing or furnishing these documents with the SEC.

CORPORATE GOVERNANCE

      As of the date of the mailing of this proxy statement, Cadence’s common stock is listed on the New York Stock Exchange, which is referred to in this proxy statement as the NYSE. Cadence also intends to apply for the quotation of its common stock on the NASDAQ National Market®, which is referred to in this proxy statement as NASDAQ, and currently expects the application process to be completed by the date of the annual meeting. As a result, Cadence will be, upon commencement of quotation on NASDAQ, subject to the corporate governance and other requirements of both the NYSE and NASDAQ.

      Cadence and its Board of Directors regularly review and evaluate Cadence’s corporate governance practices. In light of the Sarbanes-Oxley Act of 2002, the regulations promulgated under the Sarbanes-Oxley Act by the SEC, and the new corporate governance listing standards of the NYSE and NASDAQ, in July 2003, the Board approved revised Corporate Governance Guidelines for the Board, a revised Code of Business Conduct and a new charter for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The guidelines, code and charters were reviewed and updated following the SEC’s approval of the final NYSE and NASDAQ corporate governance listing standards in November 2003. As a result, the Board approved amended Corporate Governance Guidelines and charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee in February 2004. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Printed copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134.

CORPORATE GOVERNANCE GUIDELINES

      The Board of Directors of Cadence has adopted Corporate Governance Guidelines for the Board, which guidelines cover topics relating to the Board including, but not limited to, the selection and composition of the Board, Board leadership, compensation, responsibilities of directors, access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time.

CODE OF BUSINESS CONDUCT

      Cadence adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. Compliance with the Code of Business Conduct is a condition of continued service or employment. The Code of Business Conduct covers topics including, but not limited to, confidentiality of information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices and compliance with other laws.

      Cadence’s Legal Department assists directors, officers and employees in complying with the Code of Business Conduct. Each person subject to the Code of Business Conduct has the responsibility to report any violations of the Code, unethical business practices or suspected illegal activities to the Legal Department or, in the event the report concerns a Cadence executive officer, to the General Counsel or to the Corporate Governance and Nominating Committee. A Cadence director may satisfy the reporting obligation by making a report to the Corporate Governance and Nominating Committee.

      Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Corporate Governance and Nominating Committee. Cadence will file with the SEC on Form 8-K amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer as required under applicable SEC rules.

CADENCE’S BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE

      Cadence’s Corporate Governance Guidelines require that at least a majority of the Board of Directors be “independent directors” within the meaning of the corporate governance listing standards of the NYSE and NASDAQ. To be “independent” a director must not have a material relationship with Cadence, either directly or as a partner, stockholder or officer of an organization that has a relationship with Cadence. In addition, a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its affiliates, or whose immediately family member is an executive officer of Cadence or any of its affiliates, is not independent until three years after the end of the employment relationship.

•	A director who receives, or whose immediate family member receives, more than $60,000 per year in payments from Cadence or any of its affiliates, other than compensation for Board or Board committee service, is not independent until three years after his or her receipt of such payments.

•	A director who is, or whose immediate family member is, employed by or affiliated with a present or former internal or external auditor of Cadence is not independent until three years after the end of the employment, affiliation or auditing relationship.

•	A director who is, or whose immediate family member is, a current partner of Cadence’s outside auditor is not independent.

•	A director who was, or whose immediate family member was, a partner or employee of Cadence’s outside auditor who worked on Cadence’s audit is not independent until three years after the end of the employment relationship.

•	A director who is, or whose immediate family member is, employed as an executive officer of another company where any of Cadence’s present executive officers serve on the compensation committee of the other company is not independent until three years after the end of the employment relationship.

•	A director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Cadence for property or services in an amount exceeding the greater of $1 million or 2% of the other company’s consolidated gross revenues in any single fiscal year is not independent until three years after the payments are made or received.

•	A director who is, or whose immediate family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services that exceed the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence’s securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

      The Board has determined that Ms. Bostrom, Mr. Lucas, Mr. Maloney, Mr. Scalise, Dr. Shoven, Mr. Siboni and Mr. Tan, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of the NYSE and NASDAQ.

BOARD MEETINGS

      During the fiscal year ended January 3, 2004, Cadence’s Board of Directors held eight meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. With the exception of Mr. Maloney, each Board member attended more than 75% of the meetings of the Board, and of the committees on which he or she served, that were held during the period for which he or she was a director or committee member during fiscal 2003. Cadence’s Corporate Governance Guidelines encourage directors to attend its annual meetings of stockholders. Six of Cadence’s eight directors attended the 2003 Annual Meeting of Stockholders.

      Under Cadence’s Corporate Governance Guidelines, Cadence’s non-management directors meet at regularly scheduled executive sessions without management. In addition, Cadence’s independent directors meet separately at regularly scheduled sessions. As Chairman of the Board and as a non-management and independent director, Mr. Lucas presides over the meetings of the non-management directors and the independent directors pursuant to Cadence’s Corporate Governance Guidelines.

CONTACTING THE BOARD OF DIRECTORS

      Stockholders interested in communicating directly with the Board, the Chairman, or the non-management directors as a group may do so by sending a letter to the Cadence Board of Directors, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and forward it to the Chairman of the Board, Chairman of the Corporate Governance and Nominating Committee, Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Cadence’s business and financial operations, policies and corporate philosophies.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has the following standing committees:

•	Audit Committee,
•	Compensation Committee,
•	Corporate Governance and Nominating Committee, and
•	Venture Committee.

      Each of the Board committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com and the Audit Committee charter is attached to this proxy statement as Appendix A. The members of the committees are identified in the following table.

Corporate Governance
Director	Audit	Compensation	and Nominating	Venture

H. Raymond Bingham				✓

Susan L. Bostrom		✓

Donald L. Lucas	✓	Chair	✓	Chair

Sean M. Maloney

Dr. Alberto Sangiovanni-Vincentelli

George M. Scalise		✓	✓

Dr. John B. Shoven	✓		Chair

Roger S. Siboni	Chair		✓

Lip-Bu Tan

Audit Committee

      The Board has determined that all members of the Audit Committee are independent as defined in the NYSE and NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Mr. Lucas, Dr. Shoven and Mr. Siboni, constituting all the members of the Audit Committee, is an “audit committee financial expert” as defined by rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is financially literate and is able to read and understand fundamental financial statements as required by the corporate governance listing standards of the NYSE and NASDAQ. Pursuant to the Corporate Governance Guidelines of the Board, the Board has determined that Mr. Lucas’ service on the audit committees of three other public companies does not limit his ability to effectively serve on Cadence’s Audit Committee.

      The Audit Committee charter was most recently amended in February 2004 and complies with the NYSE and NASDAQ corporate governance listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent auditors and evaluating the lead partner of the independent auditors;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent auditors and establishing policies and procedures for that pre-approval;

•	Reviewing with the independent auditors their report regarding:

•	the internal quality controls of the independent auditors;

•	any material issues raised by the review of the independent auditors’ internal quality controls or with respect to any audit carried out by the independent auditors in the preceding five years; and

•	all relationships between Cadence and the independent auditors;

•	Reviewing with the independent auditors the scope and results of the annual audit and Cadence’s annual and quarterly financial statements, reports and disclosures;

•	Reviewing with management Cadence’s annual and quarterly financial statements, reports and disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on SEC Form 10-K; and

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures.

      The Audit Committee held eleven meetings during fiscal 2003. See “Report of the Audit Committee” below for more information.

Compensation Committee

      The Board has determined that all Compensation Committee members are independent as defined in the NYSE and NASDAQ corporate governance listing standards. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, referred to in this proxy statement as the Code, to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000. All Compensation Committee members are also “outside directors” within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short swing profits prohibition of Section 16 of the Exchange Act.

      The Compensation Committee charter was most recently amended in February 2004 and complies with the NYSE corporate governance listing standards. There are no comparable requirements under the NASDAQ listing standards. The duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s CEO, evaluating the CEO’s performance in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the CEO’s compensation;

•	Overseeing the evaluation of Cadence’s management;

•	Reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Producing an annual report on executive compensation for inclusion in Cadence’s proxy statement; and

•	Reviewing, administering and amending Cadence’s general compensation plans including:

•	stock option and stock purchase plans;

•	benefit programs; and

•	bonus plans.

      The Compensation Committee held two meetings during fiscal 2003. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below for more information.

Corporate Governance and Nominating Committee

      The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined in the NYSE and the NASDAQ corporate governance listing standards.

      The Corporate Governance and Nominating Committee charter was most recently amended in February 2004 and complies with the NYSE corporate governance listing standards. There are no comparable requirements under the NASDAQ listing standards. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any Board criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Selecting or recommending that the Board select director nominees for election at the next annual meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing any related party transactions involving Cadence directors and executive officers; and

•	Overseeing the annual evaluation of the Board and its committees.

      The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential candidates for director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws and described under “Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.

      While the Board currently has no defined minimum criteria for consideration or service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board, and the need for particular expertise, all with reference to issues of experience, judgment, skills such as an understanding of electronic design and semiconductor technologies, and other relevant characteristics, all in the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Specifically, at least a majority of directors on the Board must be “independent” as defined in the NYSE and NASDAQ corporate governance listing standards and as determined by the Board.

      The Corporate Governance and Nominating Committee held one meeting during fiscal 2003.

Venture Committee

      The Venture Committee is comprised of Messrs. Bingham and Lucas (Chairman). The Venture Committee advises the Board and acts on behalf of Cadence in monitoring the investments of Telos Venture Partners L.P. and Telos Venture Partners II, L.P., which are venture capital funds in which Cadence is a limited partner. The Venture Committee held four meetings during fiscal 2003. See “Components of 2003 Executive Compensation — Venture Investments” in the Report of the Compensation Committee of the Board of Directors on Executive Compensation below for more information.

COMPENSATION OF DIRECTORS

      In 2003, each non-employee director of Cadence, other than the Chairman of the Board, received an annual retainer of $40,000. Mr. Lucas was paid an annual retainer of $120,000 for his service as Chairman of the Board. In addition to the annual retainer, each director serving as the chairman of a Board committee was paid an annual fee of $35,000 for such service. For the fiscal year ended January 3, 2004, the total cash compensation paid to the current non-employee directors, excluding the consulting fee paid to Dr. Sangiovanni-Vincentelli described below, was $523,333, which includes $14,583 earned by Mr. Siboni in 2002 but paid in 2003. The Board members were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy. Directors who are Cadence employees do not receive additional compensation for service on the Board.

      Effective January 1, 2004, each non-employee director, other than the Chairman of the Board, will receive an annual retainer of $30,000, and the Chairman of the Board will receive an annual retainer of $50,000. In addition to the annual retainer, non-employee directors who serve as the Chairman of the Audit Committee or the Venture Committee will receive an annual fee of $40,000, and non-employee directors who serve as the Chairman of the Compensation Committee or the Corporate Governance and Nominating Committee will receive an annual fee of $20,000. Non-employee directors will also be paid $2,000 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. No additional compensation will be paid when the Board or a committee acts by unanimous written consent in lieu of a meeting. Non-employee directors will remain eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy.

      Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. Only non-employee directors are eligible to receive options under the Directors Plan.

      Under the Directors Plan, each non-employee director is automatically granted an option upon joining the Board to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.

      In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.

      In February 2004, the Board amended the Directors Plan to:

•	Delete the automatic annual grant of an option to purchase 12,500 shares of common stock to non-employee directors serving as chairman of one Board committee and as a member of at least one additional Board committee, but not serving as Chairman of the Board;

•	Delete the automatic grant of an option to purchase 33,750 shares of common stock to non-employee directors on the date of his or her initial selection to serve on the Venture Committee;

•	Delete the automatic grant of an option to purchase 33,750 shares of common stock to non-employee directors on the date of his or her initial selection to serve as the Chairman of the Venture Committee; and

•	Delete the one-time grant of an option to purchase 101,250 shares of common stock to a non-employee director who completes five years of service as Chairman of the Board.

      As of April 23, 2004, 1,947,500 options under the Directors Plan were outstanding at exercise prices ranging from $8.56 to $34.31 per share, with a weighted average exercise price of $18.68.

      Under Cadence’s 2002 Deferred Compensation Venture Investment Plan, directors may elect to defer receipt of all or any portion of the compensation payable to them by Cadence. Compensation deferred under this plan is invested in Telos Venture Partners II, L.P., as further described above and in the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below. During 2003, no non-employee director deferred any compensation under the 2002 Deferred Compensation Venture Investment Plan and the following non-employee directors received cash and stock distributions from the 2002 Deferred Compensation Venture Investment Plan that were deferred and invested in Cadence’s 1994 Deferred Compensation Plan described below: Mr. Lucas, $11,857; and Mr. Scalise, $2,442.

      Directors may also elect to defer compensation payable to them, including income realized upon the exercise of stock options, under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, employee self-directed accounts or money market accounts. In the case of option gain deferral, the accounts are indexed to the performance of Cadence common stock. In 2003, the following amounts were deferred by non-employee directors: Ms. Bostrom, $40,000; Dr. Sangiovanni-Vincentelli, $48,750; Mr. Scalise, $40,000; Dr. Shoven, $75,000; and Mr. Siboni, $89,583, of which $14,583 for Mr. Siboni was earned in 2002 but paid in 2003. In addition, Mr. Bingham deferred the income realized upon the net exercise of 50,000 options otherwise scheduled to expire in 2003 pursuant to an election made in 2002 to defer this income.

      In 2003, directors were given the opportunity to elect to transfer amounts previously deferred under the 2002 Deferred Compensation Venture Investment Plan that had not already been invested by Telos Venture Partners II, L.P. to accounts maintained under the 1994 Deferred Compensation Plan. The account transfers occurred in 2004. The following amounts were transferred by non-employee directors: Mr. Lucas, $376,750; and Mr. Scalise, $4,601.

      In addition, all non-employee directors may participate in the Cadence Board of Directors Medical Plan. Under the terms of this plan, Cadence pays 80% of the premiums for participating directors and their dependents. Mr. Lucas is the only director who currently maintains health insurance coverage under this plan.

      Pursuant to a consulting agreement, in 2003, Dr. Sangiovanni-Vincentelli was paid $267,917 by Cadence for consulting services performed in 2003. Dr. Sangiovanni-Vincentelli is also reimbursed for the reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy. However, the total payments received by Dr. Sangiovanni-Vincentelli under the consulting agreement may not exceed a certain pre-determined amount. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to the direction of Cadence, potential acquisitions, and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends and collaboration on technology and business issues, representing Cadence in industry, technical and government events, and participating in setting the direction of the Cadence Berkeley Labs and of Cadence’s research partnerships. Dr. Sangiovanni-Vincentelli has provided consulting services to Cadence, or one of its predecessor corporations, since 1983, and is expected to render similar services in 2004. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the nine nominees named below for election to Cadence’s Board of Directors. Each director elected at the annual meeting will hold office until the 2005 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. Except for Lip-Bu Tan, who joined the Board in February 2004, all of the directors previously have been elected by Cadence’s stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

      Shares represented by executed proxies will be voted FOR the election of the nine nominees named below, if authority to do so is not withheld. Directors are elected by a plurality of the votes cast at the annual meeting. If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF

EACH NAMED NOMINEE.

NOMINEES

      The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2004 Annual Meeting of Stockholders, are set forth below:

Name and
Principal Occupation	Business Experience and Directorships

H. Raymond Bingham 58 Years Old Director Since 1997 President and Chief Executive Officer, Cadence Design Systems, Inc.	H. Raymond Bingham has served as President and Chief Executive Officer of Cadence since May 1999. From 1993 to April 1999, Mr. Bingham served as Executive Vice President and Chief Financial Officer of Cadence. Prior to joining Cadence, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels, Inc. for eight years. Mr. Bingham also is a director of KLA-Tencor Corporation, Onyx Software Corporation and Oracle Corporation.

Susan L. Bostrom 43 Years Old Director Since 2001 Senior Vice President, Internet Business Solutions Group and Worldwide Government Affairs, Cisco Systems, Inc.	Susan L. Bostrom has served as Senior Vice President, Internet Business Solutions Group of Cisco Systems, Inc. since 1998 and was also given responsibility for Worldwide Government Affairs in October 2002. Ms. Bostrom joined Cisco as its Vice President of Applications and Services Marketing in 1997. Prior to joining Cisco, Ms. Bostrom served as Senior Vice President of Global Marketing and Strategic Planning at FTP Software Inc. from 1996 to 1997. From 1993 to 1996, Ms. Bostrom served as Director of Strategic Marketing at National Semiconductor Corporation. From 1986 to 1993, Ms. Bostrom worked at McKinsey and Company, a management consulting firm.

Donald L. Lucas 74 Years Old Director Since 1988 Chairman of the Board, Cadence Design Systems, Inc. and private venture capital investor	Donald L. Lucas has served as Chairman of the Board of Cadence since 1988. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of Macromedia, Inc., Oracle Corporation and PDF Solutions, Inc.

Sean M. Maloney 47 Years Old Director Since 2002 Executive Vice President, Intel Corporation and General Manager, Intel Communications Group	Sean M. Maloney has served as Executive Vice President of Intel Corporation and General Manager of the Intel Communications Group since 2001. Prior to his current position, Mr. Maloney was Executive Vice President of Intel Corporation and Director of the Sales and Marketing Group. Mr. Maloney has been employed by Intel since 1982. Mr. Maloney is also a member of the Board of Directors of the U.S./China Business Council.

Name and
Principal Occupation	Business Experience and Directorships

Dr. Alberto Sangiovanni- Vincentelli 56 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli serves as a consultant to Cadence providing services as Chief Technology Advisor of Cadence, and has served as a consultant to Cadence, or one of its predecessor corporations, since 1983. Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of Electrical Engineering and Computer Sciences at the University of California, Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering and also serves as Vice Chair for Industrial Relations for the department of Electrical Engineering and Computer Sciences. In 1998, Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering and, in 2001, was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

George M. Scalise 70 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise is the Chairman of the Federal Reserve Bank of San Francisco and currently serves on President George W. Bush’s Council of Advisors on Science and Technology.

Dr. John B. Shoven 57 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 to the present and from 1989 to 1993. Dr. Shoven also served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Science from 1993 to 1998. Dr. Shoven serves as a director of Watson Wyatt & Company Holdings and PalmSource, Inc. and is a member of the Mountain View Board of American Century Funds.

Roger S. Siboni 49 Years Old Director Since 1999 Chairman of the Board of Directors, E.piphany, Inc.	Roger S. Siboni is currently the Chairman of the Board of E.piphany, Inc., a software company which provides customer relationship management solutions. Mr. Siboni served as President and Chief Executive Officer of E.piphany, Inc. from August 1998 to July 2003. Prior to joining E.piphany, Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of FileNET, Inc.

Lip-Bu Tan 44 Years Old Director Since 2004 Chairman, Walden International	Lip-Bu Tan is the founder and Chairman of Walden International, an international venture capital firm. Mr. Tan currently serves as a director of Centillium Communications, Inc., Creative Technology Ltd., Flextronics International Ltd., Integrated Silicon Solution, Inc., and SINA Corporation. Mr. Tan received an M.S. in Nuclear Engineering from the Massachusetts Institute of Technology, an MBA from the University of San Francisco, and a B.S. from Nanyang University in Singapore.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1987 STOCK OPTION PLAN

      The 1987 Stock Option Plan, which is referred to in this proxy statement as the 1987 Plan, was adopted by the Board in April 1987 and subsequently approved by Cadence’s stockholders.

      In April 2004, the Compensation Committee approved, subject to stockholder approval, the amendment and restatement of the 1987 Plan to:

•	provide for the grant of incentive stock to eligible participants;

•	limit the number of shares authorized for issuance as incentive stock awards under the 1987 Plan to 3,000,000 shares;

•	limit the time-based vesting of such incentive stock to be for a period of not less than three years with a vesting schedule not more favorable, at any point in time, than what would become vested under a monthly pro rata vesting schedule (i.e., 1/36 per month) over those three years;

•	limit the performance-based vesting of such incentive stock to begin no sooner than one year after the grant date; and

•	change the name of the 1987 Plan to the “1987 Stock Incentive Plan.”

      Incentive stock is an award or issuance of shares of common stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions, such as continued employment and/or certain performance criteria, and other terms as the Board deems appropriate, subject to the provisions of the 1987 Plan. The proposed amendment and restatement does not increase the total number of shares available for issuance under the 1987 Plan. As of April 23, 2004, 8,405,561 shares of common stock remained available for issuance under the 1987 Plan. The 3,000,000 shares authorized for issuance as incentive stock awards under the 1987 Plan represent approximately 1.1% of Cadence’s outstanding stock as of the record date.

REASONS FOR THE PROPOSED AMENDMENT AND RESTATEMENT

      Cadence is seeking stockholder approval of the amendment and restatement of the 1987 Plan to improve its ability to attract, retain and motivate its executive officers and to reduce the dilution to Cadence’s stockholders resulting from option grants. Upon stockholder approval, the amended and restated 1987 Plan will permit the grant of incentive stock. Cadence believes that a share of incentive stock is more valuable than an option to purchase a share of common stock; thus, Cadence expects that an incentive program that includes awards of both options and incentive stock will result in a lower aggregate number of shares being issued. This approach is designed to lower dilution by reducing the number of shares included in outstanding equity. As a result, Cadence intends to selectively use incentive stock in its overall approach to equity compensation.

      Cadence believes that equity compensation aligns the interests of employees and non-employee directors with the interests of its other stockholders. Cadence has historically awarded only stock options to its executives and non-employee directors, and the company began to award incentive stock to certain non-executive employees in 2003. Stockholder approval of the proposed amendment and restatement of the 1987 Plan, as described above, is a critical component in Cadence’s revised equity compensation policies and required for Cadence to achieve the following goals:

•	An increased use of incentive stock to reduce reliance on stock options for employee equity compensation. Cadence believes that a shift from use of only stock options to a mix of options and incentive stock will enhance retention of the key technical and business leaders who are critical to Cadence’s success and growth. As discussed below, Cadence’s experience with granting incentive stock to certain non-executive employees beginning in 2003 supports this form of compensation as an enhanced tool for employee retention. A greater use of incentive stock would (i) reduce Cadence’s reliance on stock options, (ii) provide an important tool for retaining and motivating critical Cadence employees, and (iii) allow Cadence to maintain a competitive compensation program and improve retention without increasing the use of company cash.

•	A substantial reduction in Cadence’s dilution, or “overhang”, from stock compensation plans to 20%. Successful implementation of Cadence’s revised equity compensation policies, of which the proposal to amend and restate the 1987 Plan is a critical component, is expected to result in a decrease in the dilution of outstanding Cadence equity. Cadence expects dilution to decrease from historical levels by at least one percentage point each year as it transitions from granting options only to a mix of options and incentive stock over the next several years. Through these measures, Cadence intends to reduce stockholder dilution from the current level of approximately 26.7% to approximately 20% over the next several years.

•	Cadence believes that the use of incentive stock will promote compensation and governance best practices. Incentive stock promotes good governance because shares of incentive stock do not depend on repricing or reloading during a down market to maintain a portion of their value. Use of incentive stock will facilitate Cadence’s ability to continue its conservative approach to annual grants of equity compensation as compared to other software companies as described under “Overview of Cadence’s Current Equity Compensation Overhang” below. Furthermore, Cadence intends to award shares of incentive stock with meaningful vesting requirements that are based on achievement of performance criteria or, if vesting is time-based, with a vesting schedule for a period of not less than three years, providing recipients with a long-term stake in Cadence’s success.

      It is important to note that with the proposed amendment and restatement Cadence is not seeking to increase the number of authorized shares available for grant under the 1987 Plan.

      Incentive stock has become an increasingly important tool to Cadence for retaining key employees. In 2003, Cadence granted incentive stock awards on a selective basis to fewer than 75 employees, of which approximately 82% had research and development responsibilities considered essential to Cadence’s success. Turnover among these employees has been well below both Cadence and industry levels. Cadence believes that incentive stock provides more retention power per share than options because the recipient loses the full value of a share of stock, as well as the opportunity for future gains, by leaving Cadence. However, because the 1987 Plan did not permit incentive stock awards, no incentive stock has been awarded to Cadence executive officers. Cadence believes that it is equally important to have the ability to use incentive stock to retain Cadence’s executive officers. Cadence plans to grant incentive stock to executive officers with specific limitations on vesting. Subject to stockholder approval, the 1987 Plan requires that if a grant has performance-based vesting (i.e., vesting tied to the achievement of specified goals), it may not begin to vest until one year after the grant date, or if a grant has time-based vesting, it may not fully vest over a period less than three years with a vesting schedule not more favorable, at any point in time, than what would be vested under a monthly pro rata vesting schedule (i.e., 1/36 per month) over those three years. Cadence expects options to remain the most common form of equity compensation for executive officers, but in some cases, a portion or all of the equity compensation granted to executive officers may consist of incentive stock rather than options.

Overview of Cadence’s Current Equity Compensation Overhang

      As discussed above, Cadence intends to use incentive stock to assist in reducing its equity compensation plan “overhang”, or calculated dilution. Cadence calculates dilution according to the following formula:

optioned shares granted but not yet exercised + shares available for grant total shares outstanding + optioned shares granted but not yet exercised + shares available for grant

In 2003, Cadence issued $420 million principal amount of convertible notes due 2023, which are convertible into Cadence common stock initially at a conversion price of $15.65 per share, which would result in an aggregate of 26.8 million shares issued upon conversion, subject to adjustment upon the occurrence of certain events. In connection with the convertible notes issuance, Cadence entered into hedge transactions, including the acquisition of call options for Cadence common stock. If the effect of the convertible notes and hedge transactions are taken into account, Cadence’s current dilution on a fully diluted basis decreases from approximately 26.7% to approximately 24.9%.

      The following are important factors affecting Cadence’s current stockholder dilution:

•	In fiscal 2003, Cadence repurchased 17.4 million shares of its common stock though its stock repurchase program, and within the last five years, repurchased approximately 59.0 million shares. These repurchases have reduced Cadence’s total number of outstanding shares, causing the dilution percentage from equity compensation to be relatively higher than would be the case if no repurchases had occurred.

•	Included in Cadence’s current option “overhang” are approximately 7.4 million options assumed in connection with Cadence’s acquisition of other companies.

•	Approximately 14.8 million, or 21.7%, of Cadence’s currently outstanding options have exercise prices greater than $20.00 per share; the average trading price of Cadence’s common stock during the 12 months ended March 31, 2004 was $14.41.

•	According to the Radford Benchmark Report compiled by Radford Surveys, which annually summarizes compensation and stock plan data for approximately 960 high technology companies, referred to in this proxy statement as the Radford Report, Cadence’s annual equity award rate has been consistently below that of the software industry over the last four years:

Year	Cadence Grant Rate		Software Sector Grant Rate

2003	1.9%	*	4.5%
2002	3.9%		5.1%
2001	4.4%		5.5%
2000	1.0%		5.5%

*	Includes incentive stock grants

      As prospects for the global economy improve, enhanced retention of Cadence’s most critical employees becomes more important for Cadence. Accordingly, the Board seeks approval of the proposal to amend and restate the 1987 Plan to facilitate Cadence’s ability to achieve the important equity compensation goals described above.

VOTE REQUIRED AND BOARD RECOMMENDATION

      The Board recommends a vote FOR approval of the amendment and restatement of the 1987 Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment and restatement of the 1987 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SUMMARY OF THE 1987 PLAN

      The following summary of the material provisions of the 1987 Plan, as amended and restated, is qualified in its entirety by the complete text of the 1987 Plan, as amended and restated, a copy of which is attached as Appendix B to this proxy statement.

GENERAL

      The 1987 Plan provides for the grant of incentive stock options, nonstatutory stock options and, subject to stockholder approval, incentive stock awards. Incentive stock options granted under the 1987 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1987 Plan are intended not to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards that may be granted under the 1987 Plan.

PURPOSE

      The 1987 Plan was adopted to provide a means by which employees of and consultants to Cadence and its affiliates (including officers and directors who are also employees) could be given an opportunity to purchase Cadence common stock or, subject to stockholder approval, receive grants of incentive stock subject to performance-based or time-based vesting to attract and retain the services of persons most capable of filling these positions, and to provide incentives for these persons to exert maximum efforts for the success of Cadence and its affiliates. See “Reasons for the Proposed Amendment and Restatement” above.

ADMINISTRATION

      The 1987 Plan provides that the Board administers the 1987 Plan and has the final power to interpret the 1987 Plan, including the power to prescribe, amend and rescind rules and regulations relating to the 1987 Plan and to delegate administration of the 1987 Plan as described below. The Board has the power to determine which of the persons eligible under the 1987 Plan will be granted awards, the types of awards that will be granted, when and how each award will be granted, the terms and provisions of each award to be granted and the fair market value of Cadence common stock in accordance with the provisions of the 1987 Plan. While Cadence intends to continue the vesting described under “Option Provisions–Option Exercise” below, the Board has the power to accelerate the exercise date and vesting of any stock option granted under the 1987 Plan.

      The Board may delegate the administration of the 1987 Plan to a committee, such as Cadence’s Compensation Committee, consisting of two or more

•	“Non-Employee Directors,” which would include a director who receives no compensation from Cadence other than for service on the Board or who does not receive additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3 of the Exchange Act and otherwise meets the requirements under Rule 16b-3 for “non-employee directors,” or

•	“Outside Directors,” which would include a director who is neither a current or former officer nor a current employee of Cadence, and who receives no compensation from Cadence other than for service on the Board or who does not receive additional compensation which exceeds the limits specified under Section 162(m) of the Code.

      Once appointed, the committee will continue to serve until otherwise directed by the Board. At any time, the Board or the committee may delegate to a committee of one or more members of the Board the authority to grant awards under the 1987 Plan. Members of the Board who are either eligible for awards or have been granted awards may vote on any matters affecting the administration of the 1987 Plan or the grant of any awards thereunder, but may not grant awards to themselves. However, such members may be counted in determining the existence of a quorum at a Board meeting during which action is taken with respect to the granting of such awards.

      The Board has delegated administration of the 1987 Plan to the Compensation Committee of the Board. However, increasing the shares authorized for issuance under the 1987 Plan requires the approval of the full Board. As used in this proxy statement solely with respect to the 1987 Plan, the “Board” refers to any committee the Board appoints to administer the 1987 Plan as well as to the Board itself.

ELIGIBILITY

      Incentive stock options may be granted under the 1987 Plan only to Cadence employees or employees of its affiliates. Employees of Cadence and its affiliates (including officers and directors who are also Cadence employees or employees of its affiliates) and consultants are eligible to receive nonstatutory stock options and, subject to stockholder approval, incentive stock awards under the 1987 Plan. No incentive stock option may be granted under the 1987 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Cadence or any of its affiliates, such person being referred to below as a 10% stockholder, unless the option exercise price is at least 110% of the fair market value of the common stock subject to the option on the grant date, and the term of the option does not exceed five years from the grant date. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year, under all other plans of Cadence and its affiliates, may not exceed $100,000.

      No person may be granted awards under the 1987 Plan covering more than an aggregate of 2,216,702 shares of common stock in any calendar year. For federal income tax purposes, the maximum compensation payable to any employee under the 1987 Plan during its term and awards granted thereunder, is equal to the number of shares of common stock with respect to which awards may be issued thereunder, multiplied by the value of the shares on the date the compensation for the award is measured which, for a nonstatutory stock option, is generally the exercise date of the option and, for an incentive stock award, is generally the vesting date of the incentive stock award unless the participant makes an election under Section 83(b) of the Code, as explained below.

      Almost all of Cadence’s and its subsidiaries’ approximately 4,800 employees, including Cadence’s five executive officers, are eligible to receive awards under the 1987 Plan. Non-employee directors are not eligible to receive awards under the 1987 Plan.

STOCK SUBJECT TO THE 1987 PLAN

      The proposed amendment and restatement does not increase the total number of shares available for issuance under the 1987 Plan. As of April 23, 2004, 8,405,561 shares of common stock remained available for issuance under the 1987 Plan of the 73,370,100 shares authorized over the life of the plan, subject to the provisions of the 1987 Plan relating to adjustments upon changes in common stock described below. Subject to stockholder approval, up to 3,000,000 of those remaining shares would be issuable as incentive stock awards. If any award granted under the 1987 Plan expires, becomes unexercisable, is forfeited or otherwise terminates, in whole or in part, without having been exercised, the unpurchased or forfeited shares again become available for issuance under the 1987 Plan. However, for purposes of Section 162(m) of the Code, stock awards that are cancelled, forfeited or treated as having been cancelled, count against the maximum number of shares for which stock awards may be granted to any person under the terms of the 1987 Plan.

OPTION PROVISIONS

      The following describes the permissible terms of options granted under the 1987 Plan. Individual option grants may be more restrictive as to any or all of these permissible terms.

      Exercise Price. The exercise price of options granted under the 1987 Plan may not be less than the fair market value of Cadence’s common stock on the grant date. In the case of an incentive stock option granted to a 10% stockholder, the exercise price of the option may not be less than 110% of the fair market value on the grant date. The fair market value for purposes of the 1987 Plan is the average of the high and low prices of Cadence’s common stock on the grant date as reported by the NYSE.

      Payment of Exercise Price. The exercise price of options granted under the 1987 Plan may be paid by cash, check, promissory note, other shares of Cadence common stock with a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, or any combination of these methods, or other consideration and payment method permitted by applicable law. In determining the type of consideration to accept, the Board considers whether the acceptance of such consideration may be reasonably expected to benefit Cadence. The particular forms of consideration available to exercise a specific option are set forth in the terms of the option agreement for that option.

      Option Exercise. Options granted under the 1987 Plan become exercisable at the times and under the conditions, including the achievement of performance or other criteria with respect to Cadence and/or the optionee, as determined by the Board. Shares covered by a majority of currently outstanding options under the 1987 Plan vest at the rate of 1/48 of the shares subject to the option each month following the grant date. The remaining outstanding options vest at a rate of 1/60 of the shares subject to the option each month. Shares covered by options granted in the future under the 1987 Plan may be subject to different vesting terms. The Board has the power to accelerate the time at which an option may first be exercised or the time during which an option will vest.

      Term. The maximum term of options under the 1987 Plan is ten years, generally, and five years for options granted to a 10% stockholder. Options granted under the 1987 Plan generally terminate 30 days, or such longer period of time as determined by the Board, after termination of the optionee’s employment or consulting relationship with Cadence or one of its affiliates. However, if the optionee dies while an employee of or consultant to Cadence or one of its affiliates, the option may be exercised within three months after the optionee’s death, or such longer period of time as determined by the Board, by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent the right to exercise would have accrued had the optionee continued living three months after the date of death, or such longer period of time as determined by the Board. If the optionee dies within one month after termination of his or her employment or consulting relationship with Cadence or one of its affiliates, the option may be exercised within three months after the optionee’s death, or such longer period of time as determined by the Board, by the optionee’s estate or by a person who acquires the right to exercise the option by bequest or inheritance, but only to the extent the right to exercise had accrued at the date of termination.

INCENTIVE STOCK AWARD PROVISIONS

      The following describes the permissible terms of incentive stock awards to be granted under the 1987 Plan, subject to stockholder approval.

      Sales Price and Payment of Sales Price. The sales price, if any, at which shares of incentive stock will be sold or awarded to a participant under the 1987 Plan will be determined by the Board. The sales price may vary among participants and may be below the fair market value of the shares of common stock on the grant date. The Board also will determine the form of consideration that may be used to pay the sales price, if any, of shares of incentive stock.

      Vesting. The grant, issuance, retention and vesting of shares of incentive stock granted under the 1987 Plan will be at the times and in the installments as determined by the Board. The timing of the grant, the issuance, the ability to retain shares and the vesting of shares of incentive stock may be subject to continued employment, the passage of time and/or the performance criteria as the Board deems appropriate as described below. However, if the vesting of the incentive stock is based solely on continued employment, an award of incentive stock may not vest in full sooner than three years after the grant date and may not have a vesting schedule more favorable, at any point in time, than what would become vested under a monthly pro rata vesting schedule (i.e., 1/36 per month) over those three years. If vesting is also subject to the achievement of performance criteria, the award may not begin to vest sooner than one year after the grant date. The Board may accelerate the vesting of an incentive stock award in the event of a participant’s termination of service as an employee or consultant, a change in control of Cadence or a similar event, provided that, in the case of incentive stock awards that are intended to qualify as “performance based compensation” under Section 162(m) of the Code, the acceleration complies with the regulations relating to Section 162(m).

      Qualifying Performance Criteria. Subject to stockholder approval of the 1987 Plan, the performance criteria for any incentive stock award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied either to Cadence as a whole or to a Cadence business unit, segment or subsidiary, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the incentive stock award:

•	cash flow (including measures of operating or free cash flow),

•	earnings per share (including measures of GAAP earnings per share or non-GAAP measures such as non-GAAP earnings per share or per share earnings before interest, taxes, depreciation and amortization),
•	return on equity,
•	total stockholder return,
•	return on capital,
•	return on assets or net assets,
•	revenue,
•	income or net income (on either a GAAP basis or a non-GAAP basis),
•	operating income or net operating income,
•	operating profit or net operating profit,
•	operating margin,
•	return on operating revenue,
•	market share,
•	bookings and segments of bookings such as net product bookings,
•	market penetration,
•	technology development or proliferation, or
•	customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant expert in measuring such matters.

      The Board, in its discretion, may reduce the number of shares granted, issued, retainable and/or vested under an incentive stock award on account of either financial performance or personal performance evaluations, despite the satisfaction of any performance criteria. In addition, the Board may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occur during a performance period:

•	asset write-downs,
•	litigation or claim judgments or settlements,
•	the effect of changes in tax law, accounting principles or other laws and provisions affecting reported results,
•	accruals for reorganization and restructuring programs, and
•	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations in Cadence’s annual report to stockholders for the applicable year.

EFFECT OF CERTAIN CORPORATE EVENTS

      The 1987 Plan provides that, in the event of a dissolution or liquidation of Cadence, the proposed sale of all or substantially all of the assets of Cadence, or the merger of Cadence into another company, awards outstanding under the 1987 Plan will terminate immediately before the corporate transaction, unless the Board specifically provides otherwise. In these instances, the Board may, in its sole discretion, provide that the time during which outstanding awards may be exercised or vested will be accelerated and the awards terminated if not exercised during such time.

ADJUSTMENT PROVISIONS

      Upon an increase or decrease in the number of issued shares of Cadence common stock resulting from a stock split, the payment of a stock dividend or any other increase or decrease effected without receipt of consideration by Cadence, the number of shares authorized for issuance under the 1987 Plan, and the number of shares covered by each outstanding stock award and the price per share of common stock covered by each outstanding stock award, will be proportionately adjusted for any increase or decrease.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the 1987 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1987 Plan will terminate on May 31, 2007. However, any suspension or termination of the 1987 Plan will not adversely affect awards previously granted and awards will remain in full force and effect, unless mutually agreed upon in a writing signed by the participant and Cadence.

      The Board may also amend the 1987 Plan at any time or from time to time. However, no amendment will be effective unless approved by Cadence stockholders within 12 months before or after its adoption by the Board if the amendment would require stockholder approval to comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code or any securities exchange or national market system listing requirements. The Board may submit any other amendment to the 1987 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. Any amendment of the 1987 Plan will not adversely affect awards previously granted unless mutually agreed upon in a writing signed by the participant and Cadence.

RESTRICTIONS ON TRANSFER

      Under the 1987 Plan, except as specifically provided in a nonstatutory stock option, an option may not be transferred by the optionee other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. However, the optionee may designate in writing a third party who may exercise the option in the event of the optionee’s death.

      Shares of incentive stock awarded under the 1987 Plan may be transferred only upon the terms and conditions as determined by the Board and as set forth in the incentive stock agreement, and only if the transferred incentive stock remains subject to the terms of the incentive stock agreement.

FEDERAL INCOME TAX INFORMATION

      The following is only a summary of the effect of federal income taxation upon the participant and Cadence with respect to the grant and exercise of awards under the 1987 Plan, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the 1987 Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the 1987 Plan.

Incentive Stock Options

      Although the 1987 Plan permits grants of incentive stock options, referred to as ISOs, Cadence has not granted any options intended to be ISOs in the past several years and does not intend to do so in the foreseeable future. ISOs granted under the 1987 Plan are intended to be eligible for the favorable federal income tax treatment accorded to “incentive stock options” under Section 422 of the Code. Generally, a participant does not recognize any taxable income at the time of the grant of an ISO. In addition, the participant will not recognize income for regular federal income tax purposes at the time of the exercise of an ISO. The IRS has recently announced that, until it issues further guidance, an employee will not be subject to FICA or FUTA taxes upon the exercise of an ISO. However, a participant may be subject to alternative minimum tax upon the exercise of an ISO. Cadence is not entitled to a deduction at the time of the grant or the exercise of an ISO.

      If the participant holds the shares acquired through the exercise of an ISO for at least one year from the date of exercise and two years from the grant date, referred to as the ISO holding period, the participant generally will realize long-term capital gain or loss upon disposition of the shares. This gain or loss will generally equal the difference between the amount realized upon the disposition of the shares and the exercise price of the shares.

      If a participant disposes of the shares acquired through the exercise of an ISO before expiration of the ISO holding period, referred to as a disqualifying disposition, the participant will have:

•	ordinary income equal to the lesser of (a) the amount by which the sales price of such shares exceeds the exercise price, and (b) the amount by which the fair market value of such shares on the date of exercise exceeds the exercise price;

•	capital gain equal to the amount by which the sales price of such shares exceeds the fair market value of such shares on the date of exercise; and

•	capital loss equal to the amount by which the exercise price exceeds the sales price of such shares.

      In the event of a disqualifying disposition, Cadence will be entitled to a deduction to the extent that the participant realized ordinary income as a result of the disqualifying disposition, subject to the requirement of reasonableness, Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.

Nonstatutory Stock Options

      Options granted under the 1987 Plan that are not intended to qualify as incentive stock options are referred to as nonstatutory stock options, or NSOs. A participant will not recognize any taxable income when an NSO is granted. The participant will generally recognize ordinary income upon the exercise of an NSO equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. The ordinary income recognized by a participant will be subject to applicable tax withholding, including applicable income taxes, FICA, and FUTA.

      Upon the disposition of the shares acquired upon exercise of an NSO, the participant will recognize gain or loss equal to the difference between the amount realized on the disposition and the sum of the exercise price plus the amount of ordinary income recognized by the participant as a result of the exercise of the NSO. Any gain or loss on the subsequent disposition of shares acquired through the exercise of an NSO will generally be treated as long-term or short-term capital gain or loss, depending on whether the holding period for the shares exceeds one year at the time of the disposition.

      Cadence will generally be entitled to a deduction to the extent a participant realizes ordinary income upon the exercise of an NSO, subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation.

Incentive Stock Awards

      The tax consequences to a participant who receives an incentive stock award pursuant to the 1987 Plan will vary depending on whether or not the participant makes a timely Section 83(b) election under the Code with respect to the unvested shares of incentive stock. The Board has the discretion to establish, in accordance with the 1987 Plan, the terms of incentive stock awards, including whether or not participants may make Section 83(b) elections under the Code. A participant who does not make a timely Section 83(b) election with respect to unvested shares of incentive stock will not recognize any taxable income upon the award of the shares. However, when the restrictions subsequently lapse on the shares, the participant will recognize ordinary income in the amount by which the fair market value of the shares on the date the restrictions lapse with respect to those shares exceeds the purchase price (if any) paid for the shares. A participant who makes a timely Section 83(b) election with respect to unvested shares of incentive stock will be required to recognize ordinary income in the year the incentive stock award is granted equal to the amount by which the fair market value of the shares on the award date exceeds the purchase price (if any) paid for the shares. The fair market value of the shares will be determined as if the shares were not restricted. A participant who makes a Section 83(b) election for unvested shares of incentive stock will not recognize any additional income when the restrictions on those shares subsequently lapse.

      Cadence will generally be entitled to a deduction equal to the amount of ordinary income recognized by a participant in connection with the acquisition of shares of Cadence common stock pursuant to an incentive stock award. However, in the case of incentive stock awards granted to certain officers of Cadence, Cadence’s deduction may be limited to $1,000,000 per person annually.

Potential Limitation on Deductions

      Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for such employee. It is possible that compensation attributable to stock awards granted under the 1987 Plan, when combined with all other types of compensation received by a Cadence covered employee, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation of Section 162(m). Compensation attributable to stock awards will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either: (i) the plan contains a per-employee limit on the number of shares for which awards may be granted during a specified period, the per-employee limit is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the grant date; or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, such as the criteria listed above under “Incentive Stock Award Provisions — Qualifying Performance Criteria”, and the plan is approved by stockholders. Cadence believes that all options granted under the 1987 Plan to date satisfy these requirements and qualify as “performance-based compensation.” Subject to stockholder approval of the amendment and restatement of the 1987 Plan, performance-based awards granted under the 1987 Plan would also qualify as “performance-based compensation” under Section 162(m) of the Code.

STOCK PRICE

      On April 23, 2004, the closing price of Cadence common stock as reported by the NYSE was $14.15.

PARTICIPATION IN THE 1987 PLAN

      As of January 3, 2004, over the 17-year life of the 1987 Plan, options to purchase 566,250 shares of Cadence common stock have been granted to Dr. Sangiovanni-Vincentelli, who is the only current director and director nominee who is not an executive officer who has been granted options under the 1987 Plan, most recently in February 2002. Directors other than Mr. Sangiovanni-Vincentelli, who is a consultant to Cadence, and Mr. Bingham, who is Cadence’s CEO, are not eligible to receive grants under the 1987 Plan. As a group, Cadence’s current executive officers have been granted options to purchase 9,005,000 shares over the life of the 1987 Plan. The Named Executive Officers listed in the Summary Compensation Table below have been granted options to purchase the following aggregate number of shares over the life of the 1987 Plan: Mr. Bingham, 5,750,000; Mr. Bushby, 750,000; Mr. Lev, 600,000; Mr. McKeithen, 835,000 and Mr. Porter, 1,070,000. Of these options granted to executive officers, 450,000 have terminated or been cancelled and returned to the 1987 Plan. All other employees as a group have been granted options to purchase 117,736,266 shares over the life of the 1987 Plan, which includes options that were granted to former executive officers and other employees no longer employed by Cadence. Of these 117,736,266 options, 53,711,966 have been exercised, 63,891,627 have been terminated or cancelled and returned to the 1987 Plan, and options for 132,673 shares are currently outstanding.

      Because the Board has the discretion to grant awards under the 1987 Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by executive officers and other employees under the 1987 Plan.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE

STOCK PURCHASE PLAN

      In November 1998, Cadence’s Board adopted, and Cadence stockholders subsequently approved, Cadence’s Amended and Restated Employee Stock Purchase Plan, referred to in this proxy statement as the Employee Plan, which amended and restated the 1990 Employee Stock Purchase Plan. Subsequent amendments approved by Cadence’s Board and stockholders increased the shares of common stock authorized for issuance under the Employee Plan to 29,500,000 shares.

      In October 2003, the Board approved an amendment to the Employee Plan to increase the number of shares of common stock authorized for issuance by 9,000,000 shares for a total of 38,500,000 shares authorized under the Employee Plan, subject to stockholder approval.

      As of April 23, 2004, 320,654 shares of common stock remained available under the Employee Plan. The proposed increase in the number of shares authorized for issuance under the Employee Plan represents approximately 3.3% of Cadence’s outstanding stock as of the record date.

REASONS FOR THE PROPOSED AMENDMENT

      The Board adopted the amendment to the Employee Plan to ensure that Cadence can continue to grant purchase rights to its employees at levels determined appropriate by the Board. The Employee Plan helps to attract and retain employees because employee stock purchase plans are a common benefit offered by software and other publicly-traded companies. In 2003, according to the Radford Report, 87% of publicly-traded software companies offer an employee stock purchase plan as a benefit to employees. In addition, approximately 73% of Cadence’s employees participate in the Employee Plan. Cadence believes that the Employee Plan is a highly valued benefit that is necessary for Cadence to offer to its employees to compete with other companies to attract and retain employees. The Employee Plan also provides eligible employees with the opportunity to become Cadence stockholders and participate in Cadence’s success, which aligns the interests of participating employees with those of stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

      The Board of Directors recommends a vote FOR approval of the amendment to the Employee Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Employee Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

SUMMARY OF THE EMPLOYEE PLAN

      The following summary of the main features of the Employee Plan, as amended, is qualified in its entirety by the complete text of the Employee Plan, a copy of which is attached as Appendix C to this proxy statement.

PURPOSE

      The purpose of the Employee Plan is to provide a means by which employees of Cadence, and any parent or subsidiary of Cadence designated by the Board, may be given an opportunity to purchase Cadence common stock through payroll deductions, to assist Cadence in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for these persons to exert maximum efforts for the success of Cadence.

      The rights to purchase common stock granted under the Employee Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

      The Board administers the Employee Plan and has the final power to construe and interpret both the Employee Plan and the rights granted under it. The Board has the power, subject to the provisions of the Employee Plan, to determine when and how rights to purchase Cadence common stock will be granted, the provisions of each offering of these rights (which need not be identical), and whether employees of a parent or subsidiary of Cadence will be eligible to participate in the Employee Plan.

      The Board may delegate administration of the Employee Plan to a committee comprised of not less than two Board members. The Board has delegated administration of the Employee Plan to the Compensation Committee. As used in this proxy statement solely with respect to the Employee Plan, the “Board” refers to any committee the Board appoints to administer the Employee Plan as well as to the Board itself.

STOCK SUBJECT TO EMPLOYEE PLAN

      Since adoption of the Employee Plan in 1990, the Board has reserved an aggregate of 29,500,000 shares of common stock for issuance under the Employee Plan. Upon stockholder approval of this Proposal, an additional 9,000,000 shares of common stock would be reserved for issuance under the Employee Plan for an aggregate of 38,500,000 reserved shares, representing 14.1% of Cadence’s outstanding stock as of the record date. If rights granted under the Employee Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under the rights again become available for issuance under the Employee Plan.

      Because benefits under the Employee Plan depend on employees’ voluntary elections to participate and the fair market value of Cadence’s common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees under the Employee Plan.

OFFERINGS

      The Board implements the Employee Plan by offering participation rights to all eligible employees from time to time for offering periods not to exceed 27 months. Currently, each offering is 24 months long and is divided into four shorter “purchase periods,” each approximately six months long. A new offering begins on each August 1st and February 1st. However, an eligible employee may not participate in more than one offering at a time. Rights granted under the Employee Plan are not transferable, except by will or the laws of descent and distribution, and may be exercised only by the person to whom the rights are granted or by a beneficiary designated by the person to whom the rights are granted.

      If, during the 24 months of an offering, the fair market value of Cadence common stock is lower on the purchase date than it was on the offering date, participants in the offering may exercise their purchase rights at the lower price on the purchase date and are automatically enrolled in a new offering starting the next day (i.e., the next February 1st or August 1st) rather than remaining in the existing offering so that participants benefit from the lower market price of Cadence common stock as the “offering date” price for the next 24 months of the offering period.

      In addition, if the terms of an offering would, as a result of a change to applicable accounting standards, generate a charge to earnings for Cadence, that offering will terminate effective as of the day before the date the change to accounting standards would otherwise first apply to the offering, and that date will be the final purchase date for that offering. A new offering may start on a date and on the terms as may be provided by the Board.

ELIGIBILITY

      Any person who is employed at least 20 hours per week and five months per calendar year by Cadence, or any parent or subsidiary of Cadence designated by the Board, is eligible to participate in an offering if the employee was employed by Cadence or the designated affiliate on the 15th day of the month before the first day of the offering. Almost all of Cadence’s and its subsidiaries’ approximately 4,800 employees, including Cadence’s five executive officers, are eligible to participate in the Employee Plan. Non-employee directors are not eligible to participate in the Employee Plan.

      However, no employee is eligible to participate in the Employee Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Cadence or of any Cadence parent or subsidiary, including any stock which the employee may purchase under outstanding rights and options. In addition, no employee may accrue the right to purchase shares under the Employee Plan and any other employee stock purchase plan of Cadence and its affiliates at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time the right is granted) for each calendar year in which such right is outstanding at any time.

      Rights granted in any offering under the Employee Plan terminate immediately upon cessation of an employee’s employment for any reason, and Cadence will distribute to a terminated employee all of his or her accumulated payroll deductions, without interest.

PARTICIPATION IN THE PLAN

      Eligible employees enroll in the Employee Plan by delivering to Cadence, before the offering date for the offering, an agreement authorizing payroll deductions of an amount between 2% to 12% of the employees’ compensation (as defined for the offering) during the purchase period.

      A participant may terminate payroll deductions and withdraw from a given offering by delivering a notice of withdrawal from the Employee Plan to Cadence. The participant may elect to withdraw at any time prior to the 15th day of the last month of a purchase period.

      Upon an employee’s withdrawal from an offering, Cadence will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of common stock on the employee’s behalf during the offering.

PURCHASE PRICE

      The purchase price at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

•	85% of the fair market value of a share of common stock on the first day of the offering, or
•	85% of the fair market value of a share of common stock on the last day of the applicable purchase period.

PURCHASE OF STOCK

      A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions if the Board has provided for such reduction or termination for that offering. The Board may provide that an employee who first becomes eligible to participate in the Employee Plan after an offering has begun may participate in the Employee Plan, as of a date specified during the purchase period. Cadence will credit all payroll deductions made for a participant to the participant’s account under the Employee Plan and will deposit the payroll deductions into the general funds of Cadence. A participant may not make additional payments into his or her account.

      In connection with offerings made under the Employee Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum number of shares of common stock that may be purchased in that offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of common stock available for the offering, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

      In addition, if the purchase price of the shares on any purchase date is less than 85% of the fair market value of the shares on the offering date, then no more than 200% of the number of shares that could have been purchased at a price equal to 85% of the fair market value of the shares on the offering date may be purchased by the participant on that purchase date.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Employee Plan at any time. Unless terminated earlier, the Employee Plan will terminate when all of the shares reserved shares for issuance under the Employee Plan, as increased or adjusted from time to time, have been issued.

      The Board may amend the Employee Plan at any time. Any amendment of the Employee Plan must be approved by the stockholders within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary for the Employee Plan to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act or any NYSE, NASDAQ or other applicable securities exchange listing requirements. Currently, under the Code, stockholder approval must be obtained if the amendment would, among other things:

•	increase the number of shares of common stock reserved for issuance under the Employee Plan, or
•	modify the requirements relating to eligibility for participation in the Employee Plan.

      Rights granted before any amendment or termination of the Employee Plan will not be altered or impaired by any amendment or termination of the Employee Plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

      In the event of a dissolution or liquidation of Cadence, all offerings will terminate prior to the consummation of the proposed transaction or, at the Board’s discretion, the exercise date of any offering will be accelerated so that the outstanding rights may be exercised before or concurrent with the proposed transaction. In the event of a proposed sale of all or substantially all of the assets of Cadence, or the merger of Cadence with or into another corporation where Cadence is not the surviving corporation, all offerings will terminate prior to the consummation of the proposed event, unless the surviving corporation assumes the rights under the Employee Plan or substitutes similar rights, or the Board, at its discretion, provides that participants may exercise outstanding rights. If the Board makes a right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify participants that their rights under the Employee Plan will be fully exercisable for a period of 20 days from the date of such notice, or other period of time as the Board determines.

FEDERAL INCOME TAX INFORMATION

      The following is only a summary of the effect of federal income taxation upon the participant and Cadence with respect to the grant and exercise of rights granted under the Employee Plan, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Employee Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Employee Plan.

      Rights granted under the Employee Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code, which requires stockholder approval of the Employee Plan and certain amendments.

      A participant will be taxed on amounts withheld for the purchase of shares of common stock under the Employee Plan as if such amounts were actually received. No other income will be taxable to a participant as a result of participating in the Employee Plan until the disposition of the acquired shares, and the effect of taxation will depend on the holding period of the acquired shares.

      If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the participant will recognize ordinary income equal to the lesser of:

•	the amount by which the fair market value of the stock at the time of such disposition exceeds the purchase price, or

•	the amount by which the fair market value of the stock as of the beginning of the offering period exceeds the purchase price determined as of the beginning of the offering period.

Any further gain or any loss will be taxed as a long-term capital gain or loss. Generally, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is limited.

      If the stock is sold or disposed of before the expiration of either of the two holding periods described above, then the amount by which the fair market value of the stock on the purchase date exceeds the purchase price will be treated as ordinary income at the time of disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. As mentioned above, the deductibility of capital losses is limited, and thus a disposition of the stock, before the expiration of the one and two-year holding periods described above, for an amount less than the fair market value of the stock on the purchase date could result in ordinary income (and a tax liability) and a non-deductible capital loss.

      There are no federal income tax consequences to Cadence by reason of the grant of rights or purchase of shares under the Employee Plan. Cadence generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to satisfying tax reporting obligations.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On March 22, 2002, the Board, based on the selection and recommendation of the Audit Committee, decided not to renew the engagement of Cadence’s then current independent auditors, Arthur Andersen LLP, and retained KPMG LLP as independent auditors with respect to the audit of Cadence’s consolidated financial statements for its fiscal year ended December 28, 2002.

      During Cadence’s two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP in March 2002, there was no disagreement between Cadence and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on the consolidated financial statements of Cadence as of and for the last two fiscal years ended December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

      During Cadence’s two most recent fiscal years ended December 29, 2001, and during the subsequent interim period preceding the replacement of Arthur Andersen LLP in March 2002, Cadence did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Cadence’s financial statements.

      The Audit Committee has selected KPMG LLP as Cadence’s independent auditors for the fiscal year ending January 1, 2005. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG LLP as Cadence’s independent auditors is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

      The Board of Directors of Cadence recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined in the corporate governance listing standards of the NYSE and NASDAQ and as defined under the Exchange Act. During fiscal 2003, the Audit Committee was comprised of Mr. Lucas as Chairman, Dr. Shoven and Mr. Siboni until August 1, 2003, when Mr. Siboni was elected to replace Mr. Lucas as Chairman of the Audit Committee. The Audit Committee met eleven times in 2003.

      The Audit Committee operates under a charter, which was most recently amended by the Board in February 2004. The amended Audit Committee charter is attached to this Proxy Statement as Appendix A and is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent auditors and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Cadence’s internal audit function, the independent auditors and financial reporting processes on behalf of the Board.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements with Cadence’s management and independent auditors, KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with the auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven

      The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, referred to as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2003 AND 2002

      The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended January 3, 2004 and December 28, 2002.

	Fiscal Year Ended		Fiscal Year Ended
	January 3, 2004		December 28, 2002

	(In thousands)
Audit Fees(1)	$2,545		$1,525
Audit-Related Fees(2)	238		—

Audit and audit-related fees	2,783		1,525
Tax Fees(3)	689	(4)	289	(5)
All Other Fees	75	(6)	1,067	(7)

Total fees	$3,547		$2,881

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The amount for fiscal 2003 includes estimated fees of $1,482,000 not yet paid as of January 3, 2004, which includes fees for services rendered in connection with Cadence’s convertible debt offering and the SEC review of the Form S-3 filed in connection therewith, and fees for the restatement of Cadence’s financial statements for prior periods.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” For fiscal 2003, these services included planning regarding management assessment of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Tax Fees for fiscal 2003 consisted of tax compliance fees of $60,071, tax planning and consulting fees of $611,652 for Cadence and tax preparation fees of $17,500 for a company that was acquired by Cadence for the period immediately prior to the acquisition.

(5)	Tax Fees for fiscal 2002 consisted of fees for tax consultation and international consulting services.

(6)	All Other Fees for fiscal 2003 related to an information technology benchmarking study completed in 2002 for which KPMG LLP had been engaged to perform prior to its appointment as Cadence’s independent auditors on March 22, 2002.

(7)	All Other Fees for fiscal 2002 related to an information technology benchmarking study, project management assistance for a third-party software implementation and assistance with documenting policies and procedures for a subsidiary that was proposed to be spun-off. KPMG LLP had been engaged to perform all of these services in 2002 prior to its appointment as Cadence’s independent auditors. Approximately $591,000 of the fees billed in fiscal 2002 were billed prior to KPMG LLP’s appointment as Cadence’s independent auditors.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

      The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Employee benefit plan audits;
•	Due diligence work for potential acquisitions or disposals;
•	Accounting consultations and audits in connection with acquisitions;
•	Attest services not required by statute or regulation;
•	Adoption of new accounting pronouncements or reporting requirements;
•	Accounting, internal control or regulatory consultations and assistance; and
•	Review of information systems security and controls.

      However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of Cadence’s common stock as of April 23, 2004, the record date, unless otherwise indicated below, by:

•	all those known by Cadence to be beneficial owners of more than five percent of its common stock;
•	each of the executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers — Summary of Compensation”;
•	all directors and director nominees; and
•	all current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

	Number	Percent
Beneficial Owner	of Shares	of Total

Capital Group International, Inc.(2)	21,373,770	7.82%
11100 Santa Monica Blvd
Los Angeles, CA 90025
Capital Research and Management Company(3)	25,490,600	9.32%
333 South Hope Street
Los Angeles, CA 90071
FMR Corp.(4)	30,901,362	11.30%
82 Devonshire Street
Boston, MA 02109
OppenheimerFunds, Inc.(5)	22,958,805	8.40%
Two World Financial Center
225 Liberty Street, 11th Floor
New York, NY 10281-1008
H. Raymond Bingham(6)	3,237,685	1.17%
Kevin Bushby(6)	723,180	*
Lavi A. Lev(6)	483,124	*
R.L. Smith McKeithen(6)	579,728	*
William Porter(6)	834,669	*
Susan L. Bostrom(6)	78,125	*
Donald L. Lucas(6)	477,500	*
Sean M. Maloney(6)	43,750	*
Alberto Sangiovanni-Vincentelli(6)	461,613	*
George M. Scalise(6)	285,000	*
John B. Shoven(6)	443,750	*
Roger S. Siboni(6)	135,625	*
Lip-Bu Tan(6)(7)	12,250	*
All current executive officers and directors as a group (13 persons)(8)	7,795,999	2.77%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Cadence has made an inquiry with each stockholder that is an entity as to the natural person(s) with voting and/or dispositive power with respect to the shares beneficially owned by such entity. Where the entity has identified such natural persons(s), Cadence has included the information in the applicable footnotes below. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of April 23, 2004, the record date. Applicable percentages are based on 273,446,465 shares of Cadence common stock outstanding on April 23, 2004, adjusted as required by rules promulgated by the SEC.

(2)	Capital Group International, Inc., or CGI, filed an amended Schedule 13G with the SEC on March 11, 2004, reporting that CGI beneficially owns 23,695,450 shares. CGI has sole investment power with respect to 23,695,450 shares and sole voting power with respect to 19,405,244 shares. The beneficial ownership of CGI assumes the conversion of $3,870,000 principal amount of the Cadence Design Systems, Inc. Zero Coupon Zero Yield Senior Convertible Notes due 2023, which are convertible into an aggregate of 247,210 shares of Cadence common stock. CGI disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by CGI.

(3)	Capital Research and Management Company, or CRMC, filed an amended Schedule 13G with the SEC on February 13, 2004, reporting that CRMC beneficially owns 25,490,600 shares for which it has sole investment power. CRMC disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by CRMC.

(4)	FMR Corp. filed an amended Schedule 13G with the SEC on February 17, 2004, indicating that FMR Corp. beneficially owns 30,901,362 shares. FMR Corp. has sole investment power with respect to 30,901,362 shares and sole voting power with respect to 7,297,923 shares. Of the shares reported by FMR Corp., Edward C. Johnson 3d, as a result of his control over FMR Corp., is beneficial owner of 30,901,362 shares of which he has sole voting power with respect to 196,000 shares and sole investment power with respect to 30,901,362 shares. Of the shares reported by FMR Corp., Abigail P. Johnson, as a result of her control over FMR Corp., is the beneficial owner of 30,901,362 shares for which she has sole investment power.

(5)	OppenheimerFunds, Inc., or OFI, filed an amended Schedule 13G with the SEC on February 10, 2004, indicating that OFI beneficially owns 22,958,805 shares for which it has shared investment power. Of the shares reported by OFI, Oppenheimer Global Fund, managed by OFI as its investment advisor, is the beneficial owner of and has sole voting power and shared investment power with respect to 13,966,038 shares. Bill Wilby, as Head Portfolio Manager, has voting and dispositive power with respect to the shares beneficially owned by OFI. OFI disclaims beneficial ownership of any shares of Cadence’s common stock deemed to be beneficially owned by OFI.

(6)	Includes shares which certain executive officers and directors of Cadence have the right to acquire within 60 days after April 23, 2004 upon exercise of outstanding options as follows:

H. Raymond Bingham	3,189,583
Kevin Bushby	721,915
Lavi A. Lev	483,124
R.L. Smith McKeithen	564,999
William Porter	793,124
Susan L. Bostrom	78,125
Donald L. Lucas	397,500
Sean M. Maloney	43,750
Alberto Sangiovanni-Vincentelli	421,120
George M. Scalise	275,000
John B. Shoven	428,750
Roger S. Siboni	135,625
Lip-Bu Tan	6,250

(7)	Includes 5,000 shares for which Mr. Tan has shared voting and investment power, which are held under trust agreement for the benefit of Mr. Tan and his wife.

(8)	Includes 7,538,865 shares which all current executive officers and directors as a group have the right to acquire within 60 days of April 23, 2004, the record date, upon exercise of outstanding options.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of three non-employee directors of Cadence who are “independent” as defined in the corporate governance listing standards of the NYSE and NASDAQ. During fiscal 2003, the Compensation Committee was comprised of Dr. Shoven, Ms. Bostrom and Mr. Scalise until August 1, 2003, when Ms. Bostrom and Mr. Scalise were re-elected to serve as members of the Compensation Committee and Mr. Lucas was elected to replace Dr. Shoven as a member and Chairman of the Compensation Committee. The Compensation Committee met twice in fiscal 2003.

ROLE OF THE COMPENSATION COMMITTEE

      The Compensation Committee acts on behalf of the Board, as provided in its charter, to review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives and determine and approve the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers Cadence’s equity incentive plans, including the Senior Executive Bonus Plan, Cadence’s stock option plans and stock purchase plans, the 1994 Deferred Compensation Plan, the 1996 Deferred Compensation Venture Investment Plan and the 2002 Deferred Compensation Venture Investment Plan.

EXECUTIVE COMPENSATION PRINCIPLES

      Cadence’s compensation program is designed to attract, motivate and retain highly qualified individuals necessary to achieve Cadence’s business and financial objectives. It does so by balancing short-term and long-term financial objectives, building stockholder value and rewarding individual and corporate performance. On that basis, the Compensation Committee believes that executive officer compensation should be greatly influenced by Cadence’s performance. Consistent with this philosophy, a designated portion of the compensation of each executive officer is contingent upon corporate performance and adjusted where appropriate, based on an executive officer’s performance against personal performance objectives.

      The Compensation Committee also believes that providing employees with an equity stake in Cadence is important to encourage them to act in the interests of Cadence stockholders. Long-term equity incentives for executive officers are provided through grants of stock options and, subject to stockholder approval of Proposal 2 in this proxy statement, incentive stock awards under Cadence’s equity incentive plans. The value of stock options generally can be realized by an executive officer only if the price of Cadence’s common stock increases above its fair market value on the grant date and the executive officer remains employed by Cadence for the period required for the options to vest. Cadence’s goal is to have market-competitive equity incentive programs that encourage employees to act as owners of the business. A guiding principle also suggests that incentive compensation should be a greater part of total compensation for more senior employees, as an increased portion of compensation is payable based on achievement of Cadence’s performance goals.

      Cadence’s compensation program is designed to provide competitive levels of compensation. The base salaries and incentive compensation of, and stock option grants to, Cadence executive officers are determined in part by the Compensation Committee’s discretionary evaluation of a number of factors including surveys of competitive salaries and equity practices in the technology sector for similar positions, as well as individual and corporate performance. The cash compensation of Cadence’s executive officers is compared to equivalent data in the Radford Report and competitive market compensation levels when determining base salary, target bonuses and target total cash compensation. The equity compensation of the executive officers is compared to equivalent data in the iQuantic Equity Practices Survey, referred to in this proxy statement as the iQuantic Survey, when determining stock option grants. The iQuantic Survey collects detailed information on equity practices from 150 high technology companies and includes information on all employee levels.

      The companies selected from the Radford Report and the iQuantic Survey were chosen based upon their similarity to Cadence in terms of product or industry, geography and revenue levels. A significant percentage of the companies in the Radford Report and iQuantic Survey bases, for instance, had average sales that closely approximate Cadence’s revenue level. A portion of the companies in the Standard & Poor’s Information Technology Sector Index, referred to below as the S&P TS Index, which is used by Cadence in preparing the stock price performance graph included in this proxy statement, was included in the Radford Report and iQuantic Survey. Other S&P TS Index companies, however, were considered too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to evaluate executive officer salaries. The additional companies in the Radford Report and iQuantic Survey bases were believed to be relevant by independent compensation consultants formerly retained by Cadence because they compete for executive talent with Cadence, notwithstanding the fact that they are not included in the S&P TS Index.

COMPONENTS OF 2003 EXECUTIVE COMPENSATION

      Base Compensation. The Radford Report information, together with the CEO’s recommendation of base salary and target bonus for 2003 for each executive officer other than the CEO, was presented to the Compensation Committee in January 2003. The Committee reviewed the recommendation of the CEO and the Radford Report data outlined above and established a base salary effective January 1, 2003 for each executive officer. Salary adjustments are based on a review of competitive salary data as provided by the Radford Report, as well as on the performance of each individual executive. The Compensation Committee focuses on the range between the 50th and 75th percentile salary levels of the comparison group, including those relevant companies in the Radford Report, in its review of competitive salary data. The differences between the responsibilities of each Cadence executive officer and the most similar survey position are also taken into account in determining the appropriate competitive comparison salary level. The actual base salaries of the executive officers are typically within the 50th to 75th percentile of the competitive salary data, including those relevant companies in the Radford Report, but may fall above or below this range based on specific circumstances such as performance and experience in the position. Specific discussion of CEO compensation is included below.

      Incentive Compensation. The Compensation Committee reviewed the Senior Executive Bonus Plan and the Cadence performance objectives to be used for purposes of bonus determination within the first 90 days of fiscal 2003. The Compensation Committee assigned a target bonus to each executive officer, which target bonus was either a precise dollar figure or a percentage of the executive officer’s base salary. The Compensation Committee also approved the performance objectives to be used for bonus determination and the overall structure and mechanics of the Senior Executive Bonus Plan. The relevant performance objectives under the Senior Executive Bonus Plan include, either individually or in combination, cash flow, earnings per share, revenue, net income, return on equity, capital, assets or operating revenue, operating profit or margin, or any other objective measurable criteria tied to Cadence’s performance. For 2003, the annual incentive plan established under the Senior Executive Bonus Plan required that Cadence achieve 100% of the targeted level of earnings per share before any payment under the plan could be made. Because this target was not achieved, no bonuses were paid to executive officers for fiscal 2003.

      Venture Investments. Cadence maintains the 1996 Deferred Compensation Venture Investment Plan, or the 1996 Venture Plan, and the 2002 Deferred Compensation Venture Investment Plan, or the 2002 Venture Plan, for its executive officers and directors, which permit participants to defer payment of part of their salary and/or all or part of any bonus or director fees. Through the 2002 Deferred Compensation Venture Investment Trust, or Venture Trust, the 2002 Venture Plan uses all deferred amounts to purchase limited partnership interests in Telos Venture Partners II, L.P., referred to in this proxy statement as Telos II. Prior to January 2002, amounts were deferred under the 1996 Venture Plan and were used to purchase limited partnership interests in Telos Venture Partners, L.P., referred to in this proxy statement as Telos I, which was closed to new investment in December 2001. Investment in Telos II is currently the only investment option available to participants in the 2002 Venture Plan, although in 2003 Cadence allowed participants to transfer amounts previously deferred under the 2002 Venture Plan to the 1994 Deferred Compensation Plan, as described below. Telos I and Telos II make venture capital investments in start-up and growth-oriented businesses, with some emphasis on businesses in the semiconductor and software industries.

      Cadence and certain of its deferred compensation trusts are the sole limited partners of Telos I and Cadence is the sole limited partner of Telos II. Telos I and Telos II are each managed by their general partner, Telos Management, LLC, which is not affiliated with Cadence, but may be removed by Cadence without cause at any time. The partnership agreements governing Telos I and Telos II, which are substantially the same, require Cadence to meet capital calls principally for the purpose of funding investments that are recommended by the general partner and approved by the Venture Committee as consistent with the partnership’s limitations and stated purposes. For both partnerships, the advisory committee is comprised solely of Mr. Bingham, Cadence’s President and CEO, and Mr. Lucas, Cadence’s Chairman of the Board. Distributions from Telos I and Telos II may be in cash or stock and can be reinvested in the 1994 Deferred Compensation Plan, which is described above under “Cadence’s Board of Directors — Compensation of Directors”.

      During fiscal 2003, the following executive officers received cash and stock distributions from the Venture Trust that were reinvested in the 1994 Deferred Compensation Plan: Mr. Bingham, $25,215; Mr. McKeithen, $2,414; and Mr. Porter, $4,304. Cadence’s executive officers did not defer any compensation payable in 2003 to invest in the Venture Trust.

      In 2003, executive officers were given the opportunity to transfer amounts deferred under the 2002 Venture Plan that had not been invested by Telos II to accounts maintained under the 1994 Deferred Compensation Plan. The elections were made in 2003 and the transfers occurred in 2004. The following executive officers elected to transfer the following amounts: Mr. Bingham, $426,878; Mr. McKeithen, $119,365; and Mr. Porter, $302,719.

      Stock Options. Stock options typically have been granted to an executive when the executive joins Cadence, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee also grants stock options to executives to provide ongoing incentives. The number of shares subject to each stock option granted is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. The iQuantic Survey data was also used for general comparison purposes in determining stock option grants to executives. In fiscal 2003, the Compensation Committee, in its discretion, granted stock options to all of the Named Executive Officers. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Cadence’s common stock on the grant date. The stock options have a ten-year term.

2003 CEO COMPENSATION

      Compensation for the CEO is determined through a process similar to that discussed above for the other executive officers.

      Mr. Bingham’s base salary, target bonus, performance objectives and schedule of adjustments to the target bonus were established by the Compensation Committee within the first 90 days of fiscal 2003. Mr. Bingham’s base salary and target bonus were based on the Compensation Committee’s discretionary evaluation of a number of factors, including the Radford Report. For fiscal 2003, the Compensation Committee established Mr. Bingham’s base salary at $850,032, the same level as in the prior year. Mr. Bingham’s employment agreement provides for an annual target cash bonus equal to his base salary each fiscal year. The annual incentive plan for 2003 established under Cadence’s Senior Executive Bonus Plan required that Cadence achieve 100% of the targeted level of earnings per share before any payment under the plan could be made. Because this target was not achieved, no bonus was paid to Mr. Bingham for fiscal 2003. The Compensation Committee did not adjust Mr. Bingham’s base salary in 2003 as part of a company-wide program to control costs and improve financial performance.

      Mr. Bingham was granted a stock option on February 14, 2003 for 750,000 shares of Cadence common stock. With respect to the stock option grant, the Compensation Committee, in determining the size of the award, took into account market data from companies similar to Cadence, the iQuantic Survey, and options previously awarded to Mr. Bingham. The number of stock options granted to Mr. Bingham was not related to

Cadence’s performance although the value of the stock options is dependent upon Cadence’s performance as measured by the price of Cadence common stock.

      Mr. Bingham also participated in the 1994 Deferred Compensation Plan as described above in this report and under “Corporate Governance — Board Compensation.”

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. The Compensation Committee believes that all compensation realized in fiscal 2003 by the executive officers is deductible under Section 162(m).

COMPENSATION COMMITTEE

Donald L. Lucas, Chairman
Susan L. Bostrom
George M. Scalise

      The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Cadence specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of the Compensation Committee is, or was during fiscal 2003, an officer or employee of Cadence or any of its subsidiaries. No member of the Compensation Committee is, or was during fiscal 2003, an executive officer of another company whose board of directors has a comparable committee on which one of Cadence’s executive officers serves.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

      The following table shows, for fiscal years 2003, 2002 and 2001, compensation awarded or paid to, or earned by, Cadence’s five most highly compensated executive officers at January 3, 2004, including Cadence’s Chief Executive Officer, referred to in this proxy statement as the Named Executive Officers:

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards

				Number of
		Annual Compensation(1)		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation(2)($)

H. Raymond Bingham	2003	850,032	0	750,000	12,460
President and	2002	850,032	847,515	500,000	11,880
Chief Executive Officer	2001	850,032	1,468,250	0	10,980

Kevin Bushby	2003	509,708	0	200,000	215,940
Executive Vice President,	2002	460,621	445,401	400,000	122,957
Worldwide Field Operations	2001	448,107	797,702	150,000	189,070

Lavi A. Lev	2003	400,015	0	400,000	256,840
Executive Vice President and	2002	350,013	236,977	350,000	251,344
General Manager,	2001	335,429	330,625	300,000	928
Implementation Division

R.L. Smith McKeithen	2003	351,013	0	100,000	9,587
Senior Vice President,	2002	350,013	377,532	50,000	9,864
General Counsel and Secretary	2001	349,847	455,602	100,000	8,964

William Porter	2003	400,015	0	150,000	6,840
Senior Vice President and	2002	400,015	190,831	150,000	3,036
Chief Financial Officer	2001	400,015	465,750	100,000	6,636

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code, Cadence’s 1996 Deferred Compensation Venture Investment Plan, Cadence’s 2002 Deferred Compensation Venture Investment Plan, Cadence’s 1994 Deferred Compensation Plan and the Cadence UK Employee Benefit Trust 2002.

(2)	Represents Cadence’s contributions to 401(k) savings plan for each executive, except Mr. Bushby in 2001, 2002 and 2003, and Mr. Lev in 2001 and 2002, and term life insurance premiums paid by Cadence for each executive.

•	Includes for Mr. Bingham:

•	In 2003, 401(k) contribution of $7,000 and term life insurance premium of $5,460.
•	In 2002, 401(k) contribution of $6,000 and term life insurance premium of $5,880.
•	In 2001, 401(k) contribution of $5,100 and term life insurance premium of $5,880.

•	Includes for Mr. Bushby:

•	In 2003, relocation allowance of $23,855, cost of living adjustments of $112,208, car allowance of $24,636, payments in lieu of a United Kingdom pension plan of $50,971, and term life insurance premium of $4,270.
•	In 2002, car allowance of $22,650, payments in lieu of a United Kingdom pension plan of $93,245, and term life insurance premium of $7,062.
•	In 2001, car allowance of $21,659, payments in lieu of a United Kingdom pension plan of $161,179, and term life insurance premium of $6,232.

        The payments made to Mr. Bushby in lieu of a United Kingdom pension plan provide funding for a private retirement plan for Mr. Bushby. The payments are made directly to Mr. Bushby and are generally equivalent to the amount that Cadence would contribute to a pension account for Mr. Bushby if he participated in Cadence’s United Kingdom pension plan.

•	Includes for Mr. Lev:

•	In 2003, $250,000 for partial forgiveness of a real estate loan, 401(k) contribution of $6,000, and term life insurance premium of $840.
•	In 2002, $250,000 for partial forgiveness of a real estate loan and term life insurance premium of $1,344.
•	In 2001, term life insurance premium of $928.

•	Includes for Mr. McKeithen:

•	In 2003, 401(k) contribution of $7,000 and term life insurance premium of $2,587.
•	In 2002, 401(k) contribution of $6,000 and term life insurance premium of $3,864.
•	In 2001, 401(k) contribution of $5,100 and term life insurance premium of $3,864.

•	Includes for Mr. Porter:

•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $840.
•	In 2002, 401(k) contribution of $1,500 and term life insurance premium of $1,536.
•	In 2001, 401(k) contribution of $5,100 and term life insurance premium of $1,536.

STOCK OPTION GRANTS AND EXERCISES

      During the fiscal year ended January 3, 2004, Cadence granted options to its executive officers under Cadence’s stock option plans. The following tables show, for fiscal 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to			Term(1)
	Options	Employees in	Exercise or Base	Expiration
Name	Granted (#)(2)	Fiscal Year	Price ($/Sh)	Date	10% ($)	5% ($)

H. Raymond Bingham	750,000	5.109	$9.735	2/14/13	11,636,312	4,591,717
Kevin Bushby	100,000	0.681	$10.105	1/29/13	1,610,477	635,498
	100,000	0.681	$9.735	2/14/13	1,551,508	612,229
Lavi A. Lev	150,000	1.022	$10.105	1/29/13	2,415,715	953,247
	250,000	1.703	$9.735	2/14/13	3,878,771	1,530,572
R.L. Smith McKeithen	100,000	0.681	$10.105	1/29/13	1,610,477	635,498
William Porter	150,000	1.022	$10.105	1/29/13	2,415,715	953,247

(1)	Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the term of the option.

(2)	These option grants vest at the rate of 1/48 of the shares subject to the option each month following the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND

FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at 1/03/04	In-the-Money Options at
	Shares Acquired on	Value	Exercisable/	1/03/04 Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable (#)	Unexercisable ($)(1)

H. Raymond Bingham	182,600 (2)	1,810,375	2,918,540/1,031,460	6,931,873/5,316,564
Kevin Bushby	40,000	211,466	622,748/466,252	1,206,408/2,126,067
Lavi A. Lev	40,000	267,950	395,416/614,584	788,344/3,380,156
R.L. Smith McKeithen	25,000	180,806	510,623/186,877	1,173,452/1,025,023
William Porter	0	0	713,332/266,668	2,716,401/1,150,950

(1)	The fair market value of Cadence common stock at January 3, 2004 ($18.31) less the exercise price for the options.

(2)	50,000 of these options were exercised prior to expiration in 2003 and the gain received upon the net exercise was deferred into an account under Cadence’s 1994 Deferred Compensation Plan. Mr. Bingham now holds 40,986 common stock units, with no beneficial ownership of the shares of Cadence common stock to which the value of the units relates, under the 1994 Deferred Compensation Plan, which are to be paid out in shares of Cadence common stock in the future in accordance with his election.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-OF-CONTROL AGREEMENTS

EMPLOYMENT AGREEMENT WITH H. RAYMOND BINGHAM

      Effective April 26, 1999, Cadence entered into an employment agreement, referred to as the Employment Agreement, with Mr. Bingham, superseding employment agreements entered into with Mr. Bingham in May 1993 and November 1997. The Employment Agreement provides, among other things, for Mr. Bingham’s employment as President and Chief Executive Officer at an initial base salary of $700,000 per year, which the Compensation Committee may increase, and has increased, from time to time. Mr. Bingham is also eligible to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year. In accordance with the Employment Agreement, Mr. Bingham was granted a stock option for 850,000 shares of common stock on May 7, 1999. The Employment Agreement also provides for Cadence’s indemnification of Mr. Bingham and receipt of such benefits as the Board may, from time to time, determine to provide for Cadence’s key executives.

      Under the Employment Agreement, Mr. Bingham’s employment by Cadence terminates immediately upon Mr. Bingham’s receipt of a written notice of termination by Cadence, upon Cadence’s receipt of written notice of termination by Mr. Bingham, or upon Mr. Bingham’s permanent disability or death. In the event of termination of his employment other than

•	for “cause”, such as Mr. Bingham’s gross misconduct, fraud, or material breach,
•	on account of Mr. Bingham’s permanent disability, or
•	by Mr. Bingham’s voluntary termination for other than “good reason,” which term includes an involuntary demotion, an involuntary reduction in compensation (including base compensation, fringe benefits or target bonus) of more than 10%, or an involuntary relocation of more than 30 miles, the Employment Agreement provides that Cadence will pay an amount equal to 180% of one year’s base salary and annual target bonus at the time of termination to Mr. Bingham in one lump sum payment. Mr. Bingham would also continue to receive all health, disability and life insurance coverage for a 12-month period after termination of his employment. Additionally, all of the unvested options held by Mr. Bingham on the date of termination that would have vested over the subsequent 30 month period, except any performance-based options, will immediately vest and become exercisable in full. The options will remain exercisable for the period specified in the respective option agreements.

      Should a change of control in the ownership of Cadence occur, and Mr. Bingham’s employment with Cadence is terminated other than

•	for cause,
•	total disability or death, or
•	by a voluntary termination by Mr. Bingham, for other than good reason,

in each case, within 13 months after a change of control, then the Employment Agreement provides that

•	Cadence will pay in one lump sum an amount equal to 250% of one year’s base salary and annual target bonus for Mr. Bingham at the time of his termination, as in effect immediately before his termination, and
•	all unvested options held by Mr. Bingham on the date of a change of control will immediately vest and become exercisable in full and will remain exercisable for the period specified in the relevant option agreements.

      Under the Employment Agreement, “change of control” means the occurrence of any of the following:

•	the dissolution or liquidation of Cadence,
•	the sale, lease or other disposition of all or substantially all of Cadence’s assets,
•	a merger or consolidation in which Cadence is not the survivor and the Cadence stockholders immediately before the merger or consolidation fail to possess ownership of more than 80% of the voting power of the securities of the survivor,
•	a merger or consolidation in which Cadence is the survivor and the Cadence stockholders immediately before the merger or consolidation fail to possess ownership of more than 80% of Cadence’s securities,
•	any transaction or transactions after which any person, excluding any employee benefit plan, or related trust, sponsored or maintained by Cadence or its subsidiaries, becomes the beneficial owner of Cadence voting securities representing 20% or more of the combined voting power of all of Cadence’s voting securities, or
•	if the individuals who, as of the date immediately following Cadence’s 1999 Annual Meeting of Stockholders, are members of the Board, referred to as the Incumbent Board, cease for any reason to constitute at least 50% of the Board. If the election, or nomination for election by Cadence’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board.

      If the severance and other benefits provided to Mr. Bingham constitute “parachute payments” subject to federal excise tax, then Mr. Bingham’s benefits under the change of control provisions of the Employment Agreement will be payable either in full or as to such lesser amount which would result in no excise tax, whichever amount leaves Mr. Bingham with the greatest amount of benefits on an after-tax basis.

CHANGE-OF-CONTROL AGREEMENTS

      Cadence has entered into a change-of-control agreement with each of Messrs. Bushby, Lev, McKeithen and Porter, who are referred to in this and the next paragraph as the Executives. Under these agreements, “change of control” means the occurrence of any of the following:

•	a change in the beneficial ownership of more than 50% of Cadence’s then outstanding voting securities,
•	a merger or consolidation with another corporation, other than a merger or consolidation which would result in the voting securities of Cadence immediately before the merger or consolidation continuing to represent more than 50% of the total voting securities after the merger or consolidation,
•	the sale or disposition of all or substantially all of Cadence’s assets, or
•	if the individuals who, as of the date of the respective agreements, are members of the Board, referred to as the Incumbent Board, cease to constitute a majority of the Board within a two-year period. If the election, or nomination for election by Cadence’s stockholders, of any new director was approved by a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board.

If the Executive’s employment with Cadence is terminated within 13 months after a change of control of Cadence other than:

•	for cause, such as the Executive’s gross misconduct, fraud or improper disclosure or use of confidential business information,
•	the Executive’s total and permanent disability or death, or
•	by a voluntary termination by the Executive for other than “good reason,” which includes an involuntary relocation of more than 50 miles, a reduction in base salary and target bonus of more than 10% and a material reduction in the Executive’s duties and responsibilities, then Cadence will pay the Executive an amount equal to one year of his base salary at the time of termination in one lump sum payment. Cadence will also pay the Executive’s target bonus for the year of termination as in effect immediately before the termination. Additionally, all unvested Cadence options held by the Executive on the date of the change of control will immediately vest and become exercisable in full and will remain exercisable for the period specified in the relevant option agreements.

      If any of the severance and other benefits provided to an Executive constitute “excess parachute payments” subject to federal excise tax, then the Executive, in his sole discretion, may elect to reduce the amounts payable under the change-of-control agreement or to have any portion of the applicable options or incentive stock not vest to avoid any “excess parachute payment.”

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about Cadence’s equity compensation plans, including its option plans and employee stock purchase plans, as of January 3, 2004.

				Number of Securities
				Remaining Available for
	Number of Securities		Weighted-average	Future Issuance Under
	to be Issued Upon		Exercise Price of	Equity Compensation
	Exercise of		Outstanding	Plans (Excluding
	Outstanding Options,		Options,	Securities Reflected
Plan Category	Warrants and Rights		Warrants and Rights	in Column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,095,127	(1)	$16.78	11,239,665 (2)
Equity compensation plans not approved by security holders	51,473,875	(3)(4)	$15.72	24,750,973 (5)

Total	60,569,002		$15.88	35,990,638

(1)	This excludes purchase rights accruing under Cadence’s Amended and Restated Employee Stock Purchase Plan, referred to as the Employee Plan, for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals during 24-month offering periods at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period.

(2)	This includes 2,281,704 shares available for issuance at the end of fiscal 2003 under the Employee Plan, excluding shares subject to the amendment proposed for stockholder approval at the 2004 annual stockholders meeting.

(3)	This excludes an aggregate of 7,782,418 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $6.91. No additional options may be granted under the assumed plans.

(4)	This excludes purchase rights accruing under Cadence’s Non-Qualified Employee Stock Purchase Plan, referred to as the 2001 Non-Qualified ESPP, used for Cadence’s non-U.S. employees and described below, for which shares remaining available for issuance are included in column (c).

(5)	This includes 588,298 shares available for issuance under the 2001 Non-Qualified ESPP and 1,639,959 shares registered under Cadence’s SPC Plan, based on an estimate of the number of shares to be issued pursuant to the SPC Plan after fiscal 2003 as described below.

      Cadence’s 1993 Nonstatutory Stock Incentive Plan, referred to as the 1993 Plan, provides for the issuance of nonstatutory stock options and incentive stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence’s outstanding common stock. 1,536,286 shares are subject to unvested incentive stock grants and 200,851 shares remain available for grant of the 24,750,000 shares reserved for issuance under the 1993 Plan. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the stock on the grant date. Options to purchase 3,824,846 shares were outstanding under the 1993 Plan as of the end of fiscal 2003 with a weighted average exercise price of $13.88. Options granted under the 1993 Plan generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted under the 1993 Plan generally expire ten years from the grant date. Awards of incentive stock granted under the 1993 Plan vest at the times and in installments determined by the Board. The vesting of incentive stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.

      Cadence’s 1997 Nonstatutory Stock Incentive Plan, referred to as the 1997 Plan, provides for the issuance of nonstatutory stock options and incentive stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. There are no shares subject to unvested incentive stock grants and 8,827,633 shares remain available for grant of the 30,000,000 shares reserved for issuance under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the stock on the grant date. Options to purchase 12,914,649 shares were outstanding under the 1997 Plan as of the end of fiscal 2003 with a weighted average exercise price of $15.08. Options granted under the 1997 Plan generally become exercisable over periods of up to five years, generally with one-fifth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 48 equal monthly installments thereafter. Options under the 1997 Plan generally expire ten years from the grant date. Awards of incentive stock granted under the 1997 Plan vest at the times and in installments determined by the Board. The vesting of incentive stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.

      Cadence’s 2000 Nonstatutory Equity Incentive Plan, referred to as the 2000 Plan, provides for the issuance of nonstatutory stock options, incentive stock, stock bonuses and rights to acquire restricted stock to its employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. Options to purchase 34,734,380 shares were outstanding under the 2000 Plan as of the end of fiscal 2003 with a weighted average exercise price of $16.16 and 13,494,232 shares remain available for grant of the 50,000,000 shares reserved for issuance under the 2000 Plan. Options granted under the 2000 Plan have an exercise price not less than the fair market value of the stock on the grant date and become exercisable over a period of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter. Options under the 2000 Plan generally expire ten years from the grant date. Awards of incentive stock granted under the 2000 Plan vest at the times and in installments determined by the Board. The vesting of incentive stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.

      Under Cadence’s 2001 Non-Qualified ESPP, eligible employees, who are generally Cadence’s non-U.S. employees, may purchase shares of Cadence common stock during offering periods (not to exceed 27 months) and on purchase dates as determined by the Board. The purchase price of the shares is equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period. As of the end of fiscal 2003, 588,298 shares remained available for issuance of the 750,000 shares authorized under the 2001 Non-Qualified ESPP.

      Cadence’s SPC Plan provides for the issuance of restricted shares of Cadence common stock to former employees of Silicon Perspective Corporation, or SPC, who are now Cadence employees, upon the satisfaction of certain performance-based criteria, as payment of additional purchase consideration in connection with Cadence’s acquisition of SPC. Restricted shares were first issued under the SPC Plan in February 2003 and 54.17% of these issued shares vested immediately. The remaining 45.83% vested in 11 equal monthly installments beginning in February 2003 and became fully vested on December 31, 2003. The second issue date was April 8, 2004, and these shares were fully vested when issued. An aggregate of 1,491,293 shares were issued under the SPC Plan.

PERFORMANCE MEASUREMENT COMPARISON

      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1998 for:

•	Cadence’s common stock,
•	the Standard & Poor’s 500 Composite Index (referred to as the S&P 500),
•	the NASDAQ Stock Market (U.S.), and
•	the Standard & Poor’s Information Technology Sector Index.

      All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year.

      Comparison is made to NASDAQ because NASDAQ is a well-known index that is commonly associated with technology firms such as Cadence. In addition, Cadence management uses NASDAQ internally as a benchmark against which the performance of Cadence common stock is measured.

      This section of the proxy statement is not soliciting material, is not deem filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

	12/98	12/99	12/00	12/01	12/02	12/03
CADENCE DESIGN SYSTEMS, INC.	100.00	80.67	92.44	73.68	39.63	61.38
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
NASDAQ STOCK MARKET (US)	100.00	192.96	128.98	67.61	62.17	87.61
S&P INFORMATION TECHNOLOGY SECTOR	100.00	178.74	105.63	78.31	49.01	72.16

CUMULATIVE TOTAL RETURN

*	$100 invested on 12/31/98 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2002. Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN TRANSACTIONS

      All transactions in fiscal 2003 between Cadence and any executive officer or director who was an executive officer or director at the time the transaction was entered into were approved by a majority of the disinterested members of the Board, or in the case of an executive officer, by the Compensation Committee. These transactions are described under “Compensation of Directors,” “Employment Contracts, Termination of Employment and Change-of-Control Agreements.” In addition, all “related party transactions,” as defined in Item 404 of Regulation S-K promulgated by the SEC, are reviewed by the Corporate Governance and Nominating Committee.

      Pursuant to Mr. Lev’s offer of employment, in February 2001, Cadence extended to Mr. Lev an interest-free real estate loan in the aggregate principal amount of $500,000, maturing on February 6, 2003. Pursuant to the terms of the promissory note, dated February 6, 2001, $250,000 of the loan was to be forgiven on each of the first and second anniversary dates of the note, provided that Mr. Lev had been continuously employed by Cadence during those periods. On February 6, 2002, $250,000 of the loan was forgiven and on February 6, 2003, the remaining $250,000 was forgiven pursuant to the terms of the note.

      On March 1, 2003, 849 College Avenue, Inc., a subsidiary of Cadence, entered into a one year housing lease with Mr. Bushby for residential property owned by the subsidiary with aggregate annual rental payments of $90,000, comprised of $7,500 monthly rental payments, determined to be the fair market value rental rate for the property by an independent party. The lease can be extended by Mr. Bushby for up to three one-year periods, and can be terminated by either party upon 180 days prior written notice. Mr. Bushby also has an option to purchase the property at any time during the lease, as extended, for a price equal to the greater of the property’s fair market value or the purchase price originally paid by the Cadence subsidiary. In November 2003, in accordance with the terms of the lease, Mr. Bushby extended the lease for an additional one-year period at the same rental rate, which was determined by an independent appraiser pursuant to the terms of the lease.

INDEMNIFICATION AGREEMENTS

      Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has purchased insurance on behalf of the directors and executive officers as well.

      Each indemnity agreement provides, among other things, that Cadence will indemnify each individual to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the directors and executive officers of Cadence, and persons who own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.

      To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors and greater than ten percent beneficial owners were complied with, except that a Form 4 “Statement of Changes in Beneficial Ownership” for Mr. Siboni for a transaction in April 2003 was amended and filed on February 2, 2004 to correct the number of shares subject to an option granted to Mr. Siboni in April 2003, and that a Form 5 “Annual Statement of Changes in Beneficial Ownership” for Mr. Bingham for the period ended December 31, 2003 was filed to report a previously unreported gift of shares of Cadence common stock made by Mr. Bingham in December 1998.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the 2005 Annual Meeting of Stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than December 2, 2004 to be included in the proxy statement and form of proxy relating to Cadence’s 2005 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.

      Alternatively, under Cadence’s Bylaws, any director nominations or proposals which the stockholder does not seek to include in Cadence’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than March 17, 2005, nor earlier than February 15, 2005, and must otherwise satisfy the requirements of Cadence’s Bylaws. If the date of the 2005 Annual Meeting of Stockholders changes by more than 30 days from the date of the anniversary of the 2004 Annual Meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

      A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, and (ii) the class and number of shares of Cadence common stock owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act as a proponent to a stockholder proposal.

      Only candidates nominated in accordance with these procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary

April 28, 2004

      A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 2004 HAS BEEN DELIVERED PREVIOUSLY OR IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A

AUDIT COMMITTEE CHARTER

      1. Members. The Audit Committee (the “Audit Committee”) of Cadence Design Systems, Inc. (the “Company”) shall consist of at least three members, all of whom shall be “independent” directors, as determined by the Board. The Board of Directors of the Company (the “Board”) shall appoint the members and the Chairman of the Audit Committee in accordance with the Corporate Governance Guidelines of the Board.

      For purposes hereof, “independent” shall mean a director who meets the independence requirements specified for audit committee members by the New York Stock Exchange (“NYSE”) and the Nasdaq National Market (“Nasdaq”).

      Each member of the Audit Committee must be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, in each case as determined by the Board. Beginning in 2004, each year, prior to filing the Company’s Annual Report on Form 10-K, the Board shall determine whether one member of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

      2. Purposes. The Audit Committee’s purposes shall be to (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function, independent auditors and financial reporting processes; and (b) prepare the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

      3. Duties and Responsibilities. The Audit Committee’s duties and responsibilities shall be to:

(i) Directly appoint, retain (subject to ratification by the Company’s stockholders), compensate, evaluate, oversee and terminate the Company’s independent auditors;

(ii) Establish policies and procedures for the engagement of the Company’s independent auditors, which shall include pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by the independent auditors;

(iii) Establish, no later than the date required by applicable law, including the listing standards of the NYSE and Nasdaq, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which procedures shall include a system for the confidential, anonymous submission by Cadence employees regarding questionable accounting or auditing matters;

(iv) At least annually, obtain and review a report by the Company’s independent auditors, which report shall describe: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; (c) all relationships between the independent auditors and the Company; and (d) any other matters required to be included in a letter from the independent auditor pursuant to Independence Standards Board Standard No. 1;

(v) Evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the auditing firm. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors and the report delivered pursuant to clause (iv);

(vi) Review with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit examination and any accompanying management letters, any audit problems or difficulties and management’s response to such problems or difficulties. Such review shall include a review of any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management;

(vii) Review and discuss with Company management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards 61;

(viii) Recommend to the Board based on the review and discussion described in paragraphs (v), (vi) and (vii) above, whether the financial statements should be included in the Company’s annual report on Form 10-K;

(ix) Discuss, in a general manner, earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies;

(x) Review and discuss the Company’s guidelines and policies with respect to risk assessment and risk management;

(xi) Review with Company management and the independent auditors any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q;

(xii) Set clear hiring policies for employees or former employees of the independent auditors;

(xiii) Review material pending legal proceedings involving the Company and other contingent liabilities;

(xiv) Review with the independent auditor the responsibilities, budget and staffing of Cadence’s internal audit function;

(xv) Review and discuss the adequacy and effectiveness of the Company’s internal controls and special audit steps adopted in light of any material control deficiencies, and review and discuss the Company’s disclosure controls and procedures;

(xvi) Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Cadence’s selection or application of accounting principles;

(xvii) Review analyses prepared by Cadence management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of Cadence’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(xviii) Review the potential effects of regulatory and accounting initiatives and proposals, as well as off-balance sheet structures, on the financial statements of Cadence;

(xix) Review with the Chief Executive Officer and the Chief Financial Officer the procedures conducted in preparation of such officers’ certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 or any other certifications required by applicable law or regulation; and

(xx) Consider the results of the annual performance evaluation of the Audit Committee.

      3. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors of the Company and the outside counsel, accountants, experts or other advisors employed by the Audit Committee.

      4. Meetings. The Audit Committee shall meet as often as its Chairman may deem necessary or appropriate, but not less than four times each year, either in person or by telephone. The Audit Committee shall meet periodically in separate sessions with the independent auditors, with management and with the internal auditors. The Audit Committee shall report to the full Board at the next regular Board meeting with respect to the Audit Committee’s meetings since the previous regular Board meeting. A majority of the members of the Audit Committee shall constitute a quorum.

      5. Revisions to Charter. The Audit Committee shall review the adequacy of this Audit Committee Charter at least annually. The Audit Committee may amend or modify this Audit Committee Charter at any time in accordance with applicable law and regulations.

APPENDIX B

CADENCE DESIGN SYSTEMS, INC.

1987 STOCK INCENTIVE PLAN

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees of the Company and any parent or subsidiary corporations, and to promote the success of the Company’s business. The Plan was initially established as the 1987 Stock Option Plan, and was most recently amended on September 16, 1999. The Plan is hereby amended and restated in its entirety, effective upon adoption by the Company’s stockholders.

      2. Definitions. As used herein, the following definitions shall apply:

      (a) “Board” shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

      (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (c) “Common Stock” shall mean the Common Stock of the Company.

      (d) “Company” shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

      (e) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

      (f) “Consultant” shall mean any consultants, independent contractors or advisers (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions) rendering services to the Company or a Parent or Subsidiary.

      (g) “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption of termination of service, whether as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence.

      (h) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee or other compensation paid solely on account of service as a director by the Company shall not be sufficient to constitute “employment” by the Company.

      (i) “Incentive Stock” means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

      (j) “Incentive Stock Agreement” means a written agreement between the Company and a holder of an award of Incentive Stock evidencing the terms and conditions of an individual Incentive Stock grant. Each Incentive Stock Agreement shall be subject to the terms and conditions of the Plan.

      (k) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      (l) “Option” shall mean a stock option granted pursuant to the Plan, which may be either an Incentive Stock Option or a “non-statutory stock option,” at the discretion of the Board and as reflected in the terms of the Stock Option Agreement.

      (m) “Optioned Stock” shall mean the Common Stock subject to an Option.

      (n) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

      (o) “Participant” shall mean an Employee or Consultant who receives a Stock Award.

      (p) “Plan” shall mean this 1987 Stock Incentive Plan.

      (q) “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria as determined pursuant to an objective formula, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, segment or Subsidiary, either individually, alternatively or in any combination, and measured over a performance period determined by the Board, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, in each case as specified by the Board in the Stock Award: (a) cash flow (including measures of operating or free cash flow), (b) earnings per share (including measures of GAAP earnings per share or non-GAAP measures such as non-GAAP earnings per-share or per-share earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income (on a GAAP basis or a non-GAAP basis), (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) bookings and segments of bookings such as net product bookings, (o) market penetration, (p) technology development or proliferation, or (q) customer loyalty or satisfaction as measured by a customer loyalty or satisfaction index determined by an independent consultant expert in measuring such matters.

      (r) “Rule 16b-3” shall mean Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

      (s) “Share” shall mean a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

      (t) “Stock Award” shall mean any right granted under the Plan, including an Option or Incentive Stock.

      (u) “Stock Option Agreement” means a written agreement between the Company and a holder of an Option award evidencing the terms and conditions of an individual Option grant. Each Stock Option Agreement shall be subject to the terms and conditions of the Plan.

      (v) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

      3. Stock Subject to the Plan.

      (a) Reserved Shares. Subject to the provisions of Sections 3(b) and 12 of the Plan, the number of shares reserved for issuance under the Plan is seventy-one million three hundred seventy thousand one hundred (71,370,100) shares of Common Stock; provided, however, that no more than three million (3,000,000) shares of Common Stock authorized under the Plan may be issued pursuant to Awards of Incentive Stock. Shares issued under the Plan may be authorized, but unissued, or reacquired Common Stock.

      (b) Unexercisable, Forfeited or Terminated Awards. If a Stock Award should expire, become unexercisable, be forfeited or otherwise terminate for any reason without having been exercised in full, the unpurchased or forfeited Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan, provided, however, that if a Stock Award is canceled, forfeited or treated as having been canceled for purposes of Section 162(m) the canceled Stock Award shall count against the maximum number of shares for which a Stock Award may be granted to any person under the terms of the Plan.

      4. Administration of the Plan.

      (a) Procedure. The Board of Directors of the Company shall administer the Plan. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. The Committee shall consist of two or more “Non-Employee Directors” (a director who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Rule 16b-3 and otherwise meets the requirement under Rule 16b-3 for “non-employee directors”) or

“Outside Directors” (a director who is not either a current or former officer of the Company nor a current employee of the Company, and who is receiving no compensation from the Company other than for service on the Board of Directors or who does not receive such additional compensation which exceeds the limits specified in the definition of such term under Section 162(m) of the Code). Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

      (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Stock Awards under the Plan; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted, the number of shares to be represented by each Stock Award, and the terms of such Stock Awards; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (viii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of a Stock Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.

      5. Eligibility. Stock Awards may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted a Stock Award may, if he is otherwise eligible, be granted an additional Stock Award.

      Incentive Stock Options may only be granted to Employees. The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent that the grant of an Option exceeds this limit, the portion of the Option that exceeds such limit shall be treated as a non-statutory stock option.

      The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment at any time or his consultancy pursuant to the terms of the Consultant’s agreement with the Company.

      No person shall be eligible to be granted Stock Awards covering more than 2,216,702 shares of Common Stock in any calendar year. The foregoing limit shall be adjusted pursuant to the provisions of Section 12.

      6. Term of the Plan. The Plan became effective upon its adoption by the Board of Directors. Subsequently amended, the Plan shall continue in effect until May 21, 2007 unless sooner terminated under Section 15 of the Plan.

      7. Term of Option; Vesting Provisions.

      (a) Option Term. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

      (b) Vesting Provisions. The terms on which each Option shall vest shall be determined by the Board in its Discretion, and shall be set forth in Stock Option Agreement relating to each such Option. Without limiting the discretion of the Board, vesting provisions may include time-based vesting or vesting based on achievement of performance or other criteria. Performance criteria may, but need not, be based on Qualifying Performance Criteria.

      8. Option Exercise Price and Consideration.

      (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i) In the case of an Incentive Stock Option:

(1) Granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(2) Granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

(ii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be not less than 100% of the fair market value per Share on the date of grant.

(iii) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or non-statutory stock option) may be granted with an exercise price lower than set forth in the preceding paragraphs if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

      (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion: provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

      (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

      9. Exercise of Option.

      (a) Procedure for Exercise Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

      An Option may not be exercised for a fraction of a Share.

      An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as an Employee or Consultant. If a Participant ceases to serve as an Employee or Consultant, the Participant may, but only within thirty (30) days (or such longer period of time as determined by the Board) after the date Participant ceases to be an Employee or Consultant of the Company, exercise the Option to the extent that Participant was entitled to exercise it at the date of such termination. To the extent that Participant was not entitled to exercise the Option at the date of such termination, or if Participant does not exercise such Option (which Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

      (c) Death of Participant. In the event of the death of a Participant:

(i) during the term of the Option who is at the time of Participant’s death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within three (3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living three (3) months (or such longer period of time as determined by the Board) after the date of death; or

(ii) within one (1) month (or such longer period of time as determined by the Board) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within three (3) months (or such longer period of time as determined by the Board) following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

      10. Incentive Stock.

      (a) General. Incentive Stock is an award or issuance of shares of Common Stock under the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Board deems appropriate. The Board may specify that the grant, vesting or retention of any or all Incentive Stock is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. To the extent that any Incentive Stock is designated by the Board as “performance-based compensation” under Section 162(m) of the Code, (i) the performance criteria for the grant, vesting or retention of any such Incentive Stock shall be a measure based on one or more Qualifying Performance Criteria selected by the Board, specified at the time the Incentive Stock is granted, and shall be a preestablished goal under Treasury Regulation Section 1.162-27(e)(2)(i), (ii) the Board shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Stock that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, and (iii) the award shall comply with all other applicable requirements relating to “performance based compensation” under Section 162(m) of the Code and the Treasury Regulations issued thereunder. To the extent a performance-based award is not intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria for the grant, vesting or retention of any such Incentive Stock may be a measure based on one or more Qualifying Performance Criteria selected by the Board, or any other criteria deemed appropriate by the Board.

      (b) Incentive Stock Agreement. Each Incentive Stock Agreement shall contain provisions regarding (i) the number of shares of Common Stock subject to such award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares granted, issued, retainable and/ or vested, (iv) such terms and conditions on the grant, issuance, vesting and/ or forfeiture of the shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the shares and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

      (c) Sales Price. Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such shares (as determined in Section 8(b)) at the date of grant or issuance.

      (d) Share Vesting. Except as set forth herein, the grant, issuance, retention and/ or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/ or vesting of shares of Incentive Stock subject to continued employment, passage of time and/ or such performance criteria as deemed appropriate by the Board, provided that, in no event shall an award of Incentive Stock vest sooner than (i) three (3) years after the date of grant, if the vesting of the Incentive Stock is based solely on Continuous Status as an Employee or Consultant and the grant of Incentive Stock is not a form of payment of earned incentive compensation or other performance-based compensation, provided, however, that notwithstanding the foregoing vesting limitations, shares of Incentive Stock vesting under this paragraph (i) may vest in installments so long as the vesting schedule, at any point in time, is not more favorable than what would be vested under a monthly pro rata installment schedule (i.e., 1/36 per month for 3 years), or (ii) one (1) year after the date of grant, if the vesting of Incentive Stock is also subject to the attainment of performance goals. Notwithstanding the foregoing, the Board may accelerate vesting (in a Stock Award agreement or otherwise) of any Stock Award in the event of a Participant’s termination of service as an Employee or Consultant, a change in control of the Company or similar event, provided that, in the case of award of Incentive Stock that is intended to qualify as “performance based compensation” under Section 162(m), such acceleration shall comply with the requirements set forth in Treasury Regulation Section 1.162-27(e)(2)(iii).

      (e) Transferability. Shares of Incentive Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Incentive Stock Agreement, as the Board shall determine in its discretion, so long as Incentive Stock awarded under the Incentive Stock Agreement remains subject to the terms of the Incentive Stock Agreement.

      (f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/ or vested under an award of Incentive Stock on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine, but may not be increased. In addition, the Board may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/ or in

management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

      11. Non-Transferability of Options. Except as otherwise expressly provided in the terms of an individual Option which is a non-statutory stock option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

      12. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration, forfeiture or other termination of a Stock Award, as well as the price per share of Common Stock covered by each such outstanding Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Award.

      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Stock Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Stock Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his Option as to all or any part of the Optioned Stock or otherwise accelerate the vesting of such Stock Award. If the Board, at its sole discretion, permits acceleration as to all or any part of a Stock Award, the aggregate fair market value (determined at the time Stock Award is granted) of stock with respect to which Incentive Stock Options first become exercisable in the year of such dissolution, liquidation, sale of assets or merger cannot exceed $100,000. Any remaining accelerated Incentive Stock Options shall be treated as non-statutory stock options.

      13. Miscellaneous.

      (a) Additional Restrictions on Stock Awards. Either at the time a Stock Award is granted or by subsequent action, the Board may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Participant or other subsequent transfers by an Participant of any shares issued under an Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/ or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

      (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

      (c) Investment Assurances. The Company may require an Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise the Option or acquisition of Common Stock under the Plan has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (d) Withholding Obligations. To the extent provided by the terms of a Stock Option Agreement or Incentive Stock Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

      14. Time of Granting the Stock Award. The date of grant of a Stock Award shall, for all purposes, be the date on which the Board makes the determination granting such Stock Award. Notice of the determination shall be given to each Employee or Consultant to whom a Stock Award is so granted within a reasonable time after the date of such grant.

      15. Amendment and Termination of the Plan.

      (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any listing requirements of any securities exchange or national market system on which the Common Stock is traded.

      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Stock Awards already granted and such Stock Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

      16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to a Stock Award unless the exercise of the Option, if applicable, and the issuance and delivery of such Shares pursuant the Stock Award shall comply with all relevant provisions of the law, including without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      17. Liability of Company. The Company shall not be liable to an Participant or other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Award granted hereunder.

      18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      19. Stock Award Agreement. Stock Awards shall be evidenced by written award agreements in such form as the Board shall approve.

APPENDIX C

CADENCE DESIGN SYSTEMS, INC.

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

      (a) The Plan initially was established effective as of January 30, 1990 (the “Initial Plan”) and has been amended subsequently from time to time. The Initial Plan hereby is amended and restated in its entirety as the Amended and Restated Employee Stock Purchase Plan effective as of the date of its adoption. The terms of the Initial Plan shall remain in effect and apply to all Rights granted pursuant to the Initial Plan.

      (b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.

      (c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

      (d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

2.	Definitions.

      (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (b) “Board” means the Board of Directors of the Company.

      (c) “Code” means the United States Internal Revenue Code of 1986, as amended.

      (d) “Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.

      (e) “Company” means Cadence Design Systems, Inc., a Delaware corporation.

      (f) “Director” means a member of the Board.

      (g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.

      (h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.

      (i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

      (j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

      (k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

      (l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

      (m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.

      (n) “Offering Date” means a date selected by the Board for an Offering to commence.

      (o) “Offering Memorandum” means a memorandum describing the terms of the then current or otherwise relevant Offering.

      (p) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

      (q) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.

      (r) “Plan” means this Amended and Restated Employee Stock Purchase Plan.

      (s) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

      (t) “Right” means an option to purchase Shares granted pursuant to the Plan.

      (u) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

      (v) “Securities Act” means the United States Securities Act of 1933, as amended.

      (w) “Share” means a share of the common stock of the Company.

3.	Administration.

      (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

      (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

      (c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.	Shares Subject to the Plan.

      (a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate Thirty Eight Million Five Hundred Thousand (38,500,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.

      (b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.

5.	Grant of Rights; Offering.

      (a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

      (b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.

6.	Eligibility.

      (a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of an Affiliate. Except as provided in subsection 6(b), an

Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.

      (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.

      (c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.

      (d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.

      (e) The Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Rights; Purchase Price.

      (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.

      (b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.

      (c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

      (d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

8.	Participation; Withdrawal; Termination.

      (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

      (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

      (d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9.	Exercise.

      (a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.

      (b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

      (c) The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.

      (d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.

10.	Covenants of the Company.

      (a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.

      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.

11.	Use of Proceeds from Shares.

      Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12.	Rights as a Stockholder and Employee.

      (a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.

      (b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee’s employment.

13.	Adjustments upon Changes in Securities.

      (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.

      (b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period.

      (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.

14.	Amendment of the Plan.

      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.

      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.

      (c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

15.	Designation of Beneficiary.

      (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

      (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	Termination or Suspension of the Plan.

      (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	Effective Date of Plan.

      The Plan shall become effective upon adoption by the Board.

18.	Reorganization of Cadence Design Foundry Business.

      Nothing in this Plan shall be construed to restrict the ability of the Company to effect the transactions, amendments and termination described in Section A.2. of that certain Plan of Reorganization for Cadence Design Foundry Business, adopted by the Board on October 30, 2002, and the Plan shall hereby deemed to be amended in accordance therewith; provided that such transactions shall be effected in a manner consistent with applicable law.

PROXY

Cadence Design Systems, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2004

     The undersigned hereby appoints H. Raymond Bingham, William Porter and R.L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2004 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California, on June 15, 2004 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT
BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY
DETERMINE IN THEIR SOLE DISCRETION.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Fold and detach here ▲

CADENCE DESIGN SYSTEMS, INC.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

Please mark vote in the following manner using dark ink only:	☒

	FOR	WITHHOLD	FOR ALL
	ALL	ALL	EXCEPT

1. Election of Directors	☐	☐	☐

Nominees:

01 H. Raymond Bingham	02 Susan L. Bostrom
03 Donald L. Lucas	04 Sean M. Maloney
05 Alberto Sangiovanni-Vincentelli	06 George M. Scalise
07 John B. Shoven	08 Roger S. Siboni
09 Lip-Bu Tan

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

(Except nominees written above)

		FOR	AGAINST	ABSTAIN
2.	Approval of Amendment and Restatement of the Cadence Design Systems, Inc. 1987 Stock Option Plan.	☐	☐	☐

3.	Approval of Amendment to the Cadence Design Systems, Inc. Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

4.	Ratification of selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending January 1, 2005.	☐	☐	☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Cadence, (b) accompanying Proxy Statement, and (c) Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

Signature	Signature	Dated:	, 2004

Please sign exactly as your name appears on your stock certificate.

▲ Fold and detach here ▲

YOUR VOTE IS IMPORTANT!

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE.